UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 10/A

(Amendment No. 6)

GENERAL FORM FOR REGISTRATION OF SECURITIES

Pursuant to Section 12(b) or (g) of The Securities Exchange Act of 1934

VEMANTI GROUP, INC.
(Exact name of registrant as specified in its charter)

Nevada	46-5317552
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

7545 Irvine Center Dr., Ste 200, Irvine, CA	92618
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (949) 559-7200

Copies to:

Mark Crone, Esq.

The Crone Law Group, P.C.

500 Fifth Avenue

Suite 938

New York, NY 10110

Telephone: 646-861-7891

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
None	None

Securities to be registered pursuant to Section 12(g) of the Act: Common Stock, Par Value

$0.0001

(Title of class)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large Accelerated Filer	☐	Accelerated Filer	☐
Non-Accelerated Filer	☐	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

FORWARD LOOKING STATEMENTS

There are statements in this Registration Statement that are not historical facts or that are based on good faith estimates of management. These “forward-looking statements” can be identified by use of terminology such as “believe,” “hope,” “may,” “anticipate,” “should,” “intend,” “plan,” “will,” “expect,” “estimate,” “project,” “positioned,” “strategy” and similar expressions. You should be aware that these forward-looking statements are subject to risks and uncertainties that are beyond our control. For a discussion of these risks, you should read this entire Registration Statement carefully, especially the risks discussed under the section entitled “Risk Factors.” Although management believes that the assumptions underlying the forward- looking statements included in this Registration Statement are reasonable, they do not guarantee our future performance, and actual results could differ from those contemplated by these forward-looking statements. The assumptions used for purposes of the forward-looking statements specified in the following information represent estimates of future events and are subject to uncertainty as to possible changes in economic, legislative, industry, and other circumstances. As a result, the identification and interpretation of data and other information and their use in developing and selecting assumptions from and among reasonable alternatives require the exercise of judgment. To the extent that the assumed events do not occur, the outcome may vary substantially from anticipated or projected results, and, accordingly, no opinion is expressed on the achievability of those forward-looking statements. In light of these risks and uncertainties, there can be no assurance that the results and events contemplated by the forward-looking statements contained in this Registration Statement will in fact transpire. You are cautioned to not place undue reliance on these forward-looking statements, which speak only as of their dates. We do not undertake any obligation to update or revise any forward-looking statements.

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COMMONLY USED DEFINED TERMS

Unless otherwise indicated or the context requires otherwise, references in this disclosure to:

“We,” “us,” “our company,” “our,” “the Company” and “Vemanti” is to Vemanti Group Inc., a Nevada company and its wholly-owned subsidiary VoiceStep Telecom, LLC.

All references to “U.S. dollars,” “dollars,” “USD” or “$” are to the legal currency of the United States.

“Bitcoin” means the first system of global, decentralized, scarce, digital money as initially introduced in a white paper titled Bitcoin: A Peer-to-Peer Electronic Cash System by Satoshi Nakamoto.

“Blockchain” means a cryptographically secure digital ledger that maintains a record of all transactions that occur on the network and follows a consensus protocol for confirming new digital pages or “blocks” to be added to the blockchain.

“Crypto asset” means any digital asset built using blockchain technology, including cryptocurrencies and stablecoins.

“Cryptocurrency” means Bitcoin and alternative coins, or “altcoins”, launched after the success of Bitcoin. This category of crypto asset is designed to work as a medium of exchange, store of value, or to power applications and excludes security tokens.

“Cryptoeconomy” means a new open financial system built upon any cryptography-based market, system, application, or decentralized network.

“DeFi” means decentralized finance, which is a peer-to-peer software-based network of protocols that can be used to facilitate traditional financial services like borrowing, lending, trading derivatives, insurance, and more through smart contracts.

“Ethereum” means a decentralized global computing platform that supports smart contract transactions and peer-to-peer applications, or “Ether,” the native digital assets on the Ethereum network.

“FMC” means the ability of telecommunications companies to provide their subscribers with services that interact with and use both the fixed networks incumbent wire line and/or cable operators and the mobile/cellular networks of mobile operators.

IoT” means Internet of Things, the network of physical objects—”things” or objects—that are embedded with sensors, software, and other technologies for the purpose of connecting and exchanging data with other devices and systems over the internet.

“IP” means Internet Protocol, the set of rules governing the format of data sent via the internet or local network.

“Mining” means the process by which new blocks are created, and thus new transactions are added to the blockchain.

“P2P” means Peer to Peer computing or networking that is a distributed application architecture that partitions tasks or workloads between peers.

“PBX” means Private Branch Exchange, a very old fashioned term for a system that has evolved significantly over the past century.

 “PC” means personal computer.

“SM” means shared memory.

“SMS” means short message service.

“Smart contract” means software that digitally facilitates or enforces a rules-based agreement or terms between transacting parties.

“Stablecoin” means crypto assets designed to minimize price volatility. A stablecoin is designed to track the price of an underlying asset such as fiat money or an exchange-traded commodity (such as precious metals or industrial metals). Stablecoins can be backed by fiat money or other crypto assets.

“Staking” means an energy efficient equivalent of mining. Stakers use pools of tokens as collateral to validate transactions and create blocks. In exchange for this service, stakers earn a reward.

“VoIP” means Voice over Internet Protocol, a technology that allows you to make voice calls using a broadband Internet connection instead of a regular (or analog) phone line.

“Wallet” means a place to store public and private keys for crypto assets. Wallets are typically software, hardware, or paper-based.

“Websites” are to our websites at www.vemanti.com, and www.voicestep.com.

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ITEM 1. BUSINESS

Corporate History and Structure

The CEO of Vemanti, Mr. Tan Tran, together with Mark Wehberg, incorporated VoiceStep Telecom, LLC,  a California limited liability company, on January 27, 2005 (“VoiceStep”). The purpose was to offer digital voice telecommunications services based on Voice over Internet Protocol (VoIP) which were provisioned via the internet instead of over traditional fixed lines. The majority of VoiceStep’s business was entirely dedicated to serving smaller and prepaid long-distance (LD) carriers (e.g., International calling card providers) with competitive inbound and outbound services compared to similar products from the incumbent and bigger carriers. VoiceStep built up its customer base through direct marketing and sales as well as re-sellers.

Vemanti Group, Inc. was incorporated by Mr. Tan Tran on April 3, 2014 under the laws of the state of Nevada. The Company was created to be a holding company for VoiceStep and any other future acquisitions. Simultaneous with the incorporation of the Company, the two members of VoiceStep exchanged one hundred percent (100%) of their membership interests in VoiceStep for shares of Vemanti’s capital stock, effecting a change of control and making VoiceStep a wholly-owned subsidiary of the Company.

On July 10, 2018, the Company made an investment in Fvndit, Inc. (“Fvndit”), f/k/a Directus Holdings, Inc., a Nevada corporation, for 20% equity in Fvndit. This was done in an effort to broaden our future service offerings and engage further with the financial technology industry.

Fvndit is a Nevada-based fintech company, the parent company to eLoan JSC (“ELoan”), and focuses on solving the working capital problem for small and medium-sized enterprises (“SMEs”).

Business Overview

Vemanti, incorporated on April 3, 2014 under the laws of the State of Nevada, and is a technology-driven company that seeks to be active in the high-growth emerging markets. Through our wholly-owned subsidiary, VoiceStep, we provide a one-stop solution with regard to business-class VoIP services to our small to medium-sized business customers in the United States.

Vemanti is a technology-driven company that seeks to generate revenues in the high-growth emerging markets. Through our wholly-owned subsidiary, VoiceStep, we provide a one-stop solution with business-class VoIP services to our SME customers in the United States. We believe that our core strengths are in technology development. Vemanti drives growth through investment in disruptive and foundational technologies by targeting early-stage companies that have market viable products. Strategically, we focus mainly on blockchain projects and applications combined with other emerging technologies, including machine learning/AI, security and IoT.

VoiceStep provides a cloud-based multi-location, multi-user, enterprise-grade communications solution that enables employees to communicate through voice, text, web conferencing, and fax on devices, including smartphones, tablets, PCs, and desk phones. It offers PBX features such as multiple extensions, call control, Outlook integration, SM, web conferencing; fax, auto-receptionist, call logs and rule-based call routing and answering. The Company also has the ability to deliver customized voice applications to meet a customer’s business requirements. The entire switching infrastructure of VoiceStep is based on next-generation softswitch architecture and was engineered in-house from the ground up. This eliminates certain dependency on third-party vendors and, at the same time, allows the company greater technical flexibility and economic scalability. We offer business-class VoIP products such as cloud phone systems (aka hosted PBX) and domestic/International origination and termination as a cost-saving and profit increasing solution to multi-location enterprise customers. We are capable of delivering business-class VoIP solutions in all 50 States as well as in Canada, Mexico and other countries in Central and South America, Europe, and Asia.

Through VoiceStep, we provide a convenient and low-cost resource for IP communication needs. VoiceStep’s network offers availability, coverage and flexibility, and enables the following technology solutions: unified communications, data center services, content delivery, VoIP and cloud computing.

We also have a 20% interest in Fvndit, f/k/a Directus Holdings, Inc., which owns eLoan, JSC (“eLoan”). Fvndit, through its subsidiaries, operates an online short-term P2P financing platform for SMEs in Vietnam. Fvndit’s mission is to make borrowing through credit a simpler process for entrepreneurs, thus making investing more rewarding for investors. Its wholly-owned subsidiary eLoan, which was launched in 2017, operates an online P2P funding platform that matches investors with entrepreneurs, allowing anyone on the platform to fund short-term working capital directly to SMEs in Vietnam. The Company purchased its 20% interest in Fvndit on November 13, 2018 for a total purchase price of $300,000. The Company paid $150,000 of the purchase price in a cash payment together with 1,252,086 shares of newly issued common stock of Vemanti (worth $150,0000). Immediately upon the closing of the transaction, Vemanti was entitled to the following rights in Fvndit (i) at least one (1) seat on each of the board of directors of Fvndit and/or eLoan and eLoan Holdings, (ii) veto rights regarding all matters relating to corporate governance and operations of Fvndit and eLoan, (iii) right of first refusal regarding an investment or acquisition of any kind, (iv) most favored nation protection and treatment above all other shareholders of Fvndit and eLoan, (v) at least a 25% discount preference on each and all future rounds of fundraising, and (vi) should eLoan engage in a down round of financing, Vemanti’s holdings shall be maintained at the rate and value before any such down round financing at no cost to Vemanti.

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Products

VoiceStep’s current core products are:

•	Business-class VOIP cloud phone system (a/k/a “Hosted PBX”);
•	Carrier-class domestic/international origination and termination; and
•	Essential business communications tools and applications such as fax, SMS (texting), call conferencing, and call center.

VoiceStep operates in a variety of small to medium business industries. All of our customers are on a monthly recurring service plan. As our customers do not require capital investment or maintenance contracts, it lowers our cost of ownership and allows the customers to easily migrate away from costly traditional on-premise PBX providers.

Our Suppliers

We currently depend on four (4) suppliers to deliver the VoIP solutions to us that we then re-sell to small and medium business customers:

1. Cyxtera Technologies, a data center and colocation vendor from whom we rent rack space, power, and internet connectivity on a contractual basis to host our servers and networking equipment;

2. Voyant Communications, f/k/a Vitelity, a wholesale VoIP communications service provider, who, from their end, terminates the telephone calls for our customers, which then allows them to receive incoming calls to telephone numbers in the US and Canada;

3. ScarletHawk Solutions, D.B.A Voxlinx, a wholesale VoIP communications service provider, who, from their end, terminates telephone calls for our customers, which then allows them to receive incoming calls to telephone numbers located in more than 60 countries outside the US and Canada; and

4. THINQ is a wholesale VoIP communication service provider, who interconnects with multiple carriers across the globe to allow our customer to make outgoing calls to any numbers in the US and to other countries.

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Marketing and Sales

We do not currently have a dedicated sales or marketing team. We changed our business model 8 years ago when Skype, WhatsApp and other similar platforms started to come into the marketplace. Whereas we originally sold calling card minutes to individuals, we then adjusted and focused more on business customers. We focused on businesses that already had an internet subscription or connection and could purchase phone lines from our Company at discounted rates, rather than other mainstream companies such as AT&T and Verizon which offered more costly calling card packages. Our Company offers alternative services that allow businesses to be able to communicate with the outside world as well as their consumer base, but at a lower cost.

Revenue that has been generated in the last 2 years is based on the same customers the Company has had since 2015.

We currently do not have adequate resources to market our services.

Customers

We define a “customer” as a party that purchases or subscribes to our products and services directly or indirectly through our channel partners. Currently, our Company has a customer base which mostly comprises SMEs, such as dentist offices, hair salons, landscaping companies etc., in the United States. We strive to establish and maintain long-term relationships with our customers and we currently do not have a significant customer concentration in any particular business sector. None of our customers account for more than 10% of our total revenue for the years ended December 31, 2020 and 2019. Our service is subscription based. Customers initially sign up for services via our VoiceStep Business Communications Service Agreement. Customers designate how many users our services are needed for, plan type, and whether they choose to be billed annually or monthly.

We offer four (4) different plan options:

1. VFAX – Unlimited;

2. VFAX – Premium;

3. VFAX – Basic; and

4. VFAX – Device.

Customer accounts automatically renew each month or year, depending on their payment choice, until such time that a customer chooses to cancel their service.

We generate revenues primarily from the sale of our monthly and yearly subscription plans for our cloud-based VoIP services. As our customers’ needs change, they often add users to existing services or upgrade to better plans, which provide them with additional features and functionality.

In late 2014, the Company started working on fixed mobile convergence (“FMC”) technology. This end-to-end mobility solution will help ensure that employees, partners, customers, processes and assets of a company are securely connected and can be optimized in the workplace. When employees leave the office, they’re leaving opportunities behind if they’re missing critical calls and voice messages on their desk phone, playing phone tag with important customers or sacrificing certain ideal features of their fixed, desk-based phones. The Company’s solutions for FMC make PBX features that are enjoyed in the office available and accessible through a smart phone – helping employees be more responsive and productive from virtually anywhere. In addition, the FMC solutions bring a set of unique features that enhance integration between wireline and wireless networks.

When a user is on Wi-Fi, all of their calls are delivered to the cloud phone system over the Internet at no charge. If their Wi-Fi signal degrades or, if they move away from a wireless router, their mobile phone will simply connect to the different cellular networks without disconnecting calls. Whether they’re on Wi-Fi or not, their calls are always connected to the Company’s cloud phone system without the use of an app or mobile data connection. This provides a streamlined switch between Wi-Fi and cellular, optimizing access and reducing cost. FMC was projected to create a substantial and new stream of revenue for the Company. However, this goal was not realized.

Seasonality of Business

There is no significant seasonality in our business.

Research and Development

We do not have any research and development.

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Intellectual Property

All the source coding we utilize is open source code, so there is never a need to trademark anything as we do not own the coding.

Environmental Issues

Our business currently does not implicate any environmental regulation.

Our Growth Strategies

Our objective as a company is to shift our focus to financial technology where consumer-to-consumer, business-to-consumer, and business-to-business transactions can be conducted via cryptocurrency and other decentralized monetary mediums. As a technology-driven company, we will seek out high-growth and emerging markets. We believe that our core strengths are in technology development and investment. We intend to drive growth through investment in early-stage companies, specifically in the fintech sector, that have market viable products and are post-revenue. Strategically, we’re focused on solving long-term problems using blockchain combined with other technologies, including machine learning and artificial intelligence. As we will mainly target fintech and e-commerce firms, we will also engage our Company’s management team to help create and manage these firms’ businesses as they grow.

Due to lack of capital, our FMC technology was not fully developed and has only been deployable in a controlled test environment. Its consumption of valuable engineering resources caused the Company to fall behind in the host-PBX market. Due to the global and distributed nature of the workforce, businesses today demand service providers to offer not only simple voice and data services, but also fully integrated productivity and coloration tools such as customer relationship management (“CRM”), call center, team and video messaging, and videotelephony conferencing to bring their teams and customers together on one single business communications platform. In order to match those demands, the Company would need to revamp and re-engineer its current platform as well as add a large team of product and business developers which would require a sizable upfront investment. Currently, the Company does not have sufficient capital, so there are no plans to further grow VoiceStep’s core business. Furthermore, the market is already saturated with much more established players. Going forward, the Company will focus its business development activities in the fintech sector.

For the next 12 months, we plan to implement two strategies to sustain the operations of VoiceStep: cost reduction and revenue growth. We have started cost-reduction measures for our ongoing operating expenses by renegotiating prices and/or cancelling redundant products with existing vendors and service providers. We hope to see positive results by end of Q2 2021. As for revenue growth, we plan to seek out and partner with local IT services companies who are seeking a white-label business-class VoIP solution for their existing customers who either have not yet made the switch to VoIP or are looking for a voice solution that allows employees to work remotely using a virtual phone system due to COVID-19. Additionally, we have reserved a portion of our cash on hand to ensure the operational continuity of VoiceStep for at least the next 12 months. Therefore, we don’t foresee any negative impact on our ongoing VoiceStep operations or future fintech business strategies.

Given telecommunications technologies (i.e., voice and data networks) are the basic foundation for all Internet-based products and services, we believe that moving our focus to fintech is a natural evolution for telecom service providers like ourselves. We believe that the telecommunications industry has changed dramatically and it is merging and/or intersecting with other industries, such as social media and financial services. For example, an end-user communications device such as a mobile phone can now be utilized as a vehicle for bill payments, investments, and e-commerce services. Telecom standards continue to improve in terms of speed and capacity to allow service providers to launch additional value-added services. Many of the major carriers in the US have been considering how they can roll out embedded banking services using 5G. Outside of the US, many telecom service providers, including carriers in Southeast Asia and Vietnam, started making e-wallet services available over 10 years ago to their end-users. This allows them to pay for online purchases (like Paypal), perform person-person funds transfer (similar to Venmo), and pay monthly utility bills. Our CEO, Tan Tran, had acted as an advisor to some of these service providers in their implementation strategies, so we believe that fintech is something in which the Company is well versed.

Over 70% of businesses and consumers in Southeast Asia (SEA) are underbanked. With all the countries in the region that expect to have 5%+ GDP growth in the coming years, despite COVID-19, we feel SEA is a region where fintech innovation will thrive. Fintech products and services in SEA can be broken down into 4 major sectors: digital lending, electronic payments, online investment, and B2B back-office solutions. We plan to be active in the digital lending space. Outside of payments, the regulatory environment in Vietnam and other Southeast Asian countries for fintech is still not yet clearly defined. Strong demand by both businesses and consumers have prompted many startups to launch innovative products and services, but without the supportive regulations needed in place. In Vietnam, where our portfolio company Fvndit is based, the government is trying to put a regulatory framework in place for fintech companies without hampering impact-driven innovations. We believe their goal is to keep out bad actors. We further believe that Peer-to-Peer (P2P) lending is one of the sectors on which the Vietnamese government is focused. This framework in Vietnam is only about three (3) years old. As such, the regulations on P2P lending are still relatively underdeveloped. Both the sheer volume and popularity of these platforms have driven the State Bank of Vietnam (SBV), the financial services authority of Vietnam, to begin establishing a regulatory framework specifically for online lending services. In December 2018, Fvndit submitted a proposal to the SBV requesting that it be approved as a licensed Peer-to-Peer lending/crowdfunding platform. The proposal was accepted and is currently under review. Due to COVID-19, the SBV has pushed back the release of their fintech guidelines until end of 2021 or early 2022. Fvndit is actively conducting a dialogue-based approach and information exchange with the SBV. For the time being, Fvndit is conducting all its transactions with full KYC/AML checks and proper tax withholdings and with quarterly reports submitted to the SBV to give them full insight into its operations. We expect to see the same approach from the SBV when it comes to a legal framework for using cryptocurrencies and other decentralized monetary mediums in payments, lending, and investment applications. Through Fvndit, we will continue to monitor guidelines issued by the SBV in Vietnam and plan our fintech strategies accordingly.

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As for the timeline and expenditures of our new investment strategy, it will also depend on the capital we have available. We will design a business plan in the next 3-6 months with details on capital requirements. We expect it will then take approximately an additional 6 months to raise the capital we will need to move forward. In addition, we are still waiting on the new regulatory guidelines from the SBV. Therefore, we don’t expect any major changes for next 9-12 months.

Our intention is to look towards building a financial technology ecosystem based on blockchain and other complimentary emerging technologies such as Machine Learning/Artificial Intelligence to provide tools for businesses and consumers to transact more efficiently directly between themselves and with each other as well as to create more accessible and efficient user interfaces built on blockchain and other emerging technologies. Initially, we intend to utilize popular existing public blockchains, such as Ethereum, to test viability and usability. Cost-per-transaction is a significant determining factor that ties directly to user growth, so we will look for more efficient and cost-effective blockchains before we expand. We will look into building a fintech ecosystem and assess, at that time, if that is a logical step for the Company.

It is well recognized in the blockchain community that digital currencies, including USD-backed and other stablecoins, have the potential to enhance efficiency, increase competition, lower costs, and foster broader financial inclusion. We intend to work on a USD-pegged, fully reserved, stablecoin based on the ERC 20 protocol that will be issued for and fully backed by the US Dollar on a 1:1 basis and that will allow for blockchain ledger security without the price volatility of traditional cryptocurrencies, as well as operating with full regulatory compliance. The minting, issuance and redemption of this stablecoin, as well as holding and managing the reserve, will be conducted by third-party regulated trust and custodian entities who, to the best of our knowledge after reasonable investigation, are licensed to conduct such activity. We will act as the technology provider to the third-party regulated trust and custodian entities.  We plan to pursue integration of this stablecoin into a range of third-party platforms to support the adoption of our stablecoin as a digital currency. We also plan to provide a user interface, which will collect and transmit purchaser and seller data to the entity, and will contract to provide the smart contract controlled by the third-party regulated trust and custodian entity.

Designed to be fast, low-cost, and borderless, our stablecoin integrations will support the following use cases for individuals and businesses:

•	Payments and remittances;
•	Payroll;
•	Settlement;
•	Lending and trading;
•	Decentralized Finance (DeFi) applications;
•	Escrow services; and
•	Alternative banking services

We plan to design for owners of our stablecoin to be able to redeem the stablecoin for USD or over 150 global currencies from anywhere in the world through SWIFT wires through the third-party regulated trust and custodian entities. We also plan to give users of the stablecoin access to a multi-token wallet through the third-party regulated trust and custodian entities that allows for management of the stablecoin and other major digital assets, such as Bitcoin, Ethereum, USDC, USDT, and others. The wallet would be equipped with multi-layer authentication security and technology, as well as the following planned features:

•	Staking;
•	Credit lines;
•	Buying, selling, and trading various digital assets;
•	Digital escrow; and
•	E-voucher

At the end of March 2021, we made a Bitcoin purchase through Gemini Trust Company, LLC (“Gemini”) (https://gemini.com) a digital currency exchange and custodian that allows customers to buy, sell, and store digital assets. Gemini is a New York-based trust company regulated by the New York State Department of Financial Services (NYDFS). The full amount of the purchased Bitcoin is being stored in custody with Gemini. We may also hold and trade our own stablecoin. If we do so, it will be purchased through, and minted by, the third-party trust custodian, on the same terms as any other purchaser. We do not intend to conduct, or participate in, any other transactions involving digital assets, including offerings referred to as “initial coin offerings.” Currently, we do not hold, or intend to acquire or hold, digital assets other than Bitcoin and, in the future, our own stablecoin.

Another strategy our Company employs is to acquire companies and/or form joint ventures. We focus on helping smaller companies accelerate their growth, execute their business plans and then scale up from there. We have a team assembled for the express purpose of sourcing attractive investment and M&A opportunities, developing and scaling them, and then building valuation for Vemanti shareholders. We are well versed in the high-tech industry and have significant experience in International deals. We understand cross-border transactions, what drives deal flow, and how to successfully integrate and accelerate the growth of portfolio companies. We are currently not in any discussions with any parties regarding acquisitions or joint ventures.

We fundamentally understand that people are seeking easy access, convenience, efficiency, and speed. People want to conduct transactions via mobile technology platforms and applications, and such activities include managing their financial lives, whether that is tracking their overall spending, applying for a loan, or optimizing their investment strategies. Many people prefer to use online applications or sites for finances. Our Company will create and optimize the platforms needed to achieve these goals for consumers.

Competition

Any entity offering Internet-based communication services such as VoIP or Fax-over-IP (FoIP) is considered a direct competitor of our Company, regardless of whether the end-user is required to pay for those services or not. This also includes applications that allow users to send text messages and voice messages, make voice and video calls, and share images, documents, user locations, and other content such as WhatsApp, Facebook Messenger, Skype, WeChat, Viber, etc.

Employees

Currently, the Company has one employee, our President, Chief Executive Officer and Chief Financial Officer Tan Tran.

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ITEM 1A.RISK FACTORS

Investing in our common stock involves a high degree of risk. You should carefully consider the following risks, together with all of the other information contained in this Form 10 Registration Statement, including our consolidated financial statements and related notes, before making a decision to invest in our common stock. Any of the following risks could have an adverse effect on our business, operating results, financial condition and prospects, and could cause the trading price of our common stock to decline, which would cause you to lose all or part of your investment. Our business, operating results, financial condition and prospects could also be harmed by risks and uncertainties not currently known to us or that we currently do not believe are material.

We consider the following to be the material risks for an investor regarding our common stock. Our Company should be viewed as a high-risk investment and speculative in nature. An investment in our common stock may result in a complete loss of the invested amount. An investment in our common stock is highly speculative, and should only be made by persons who can afford to lose their entire investment in us. You should carefully consider the following risk factors and other information in this Registration Statement before deciding to become a holder of our common stock. If any of the following risks actually occur, our business and financial results could be negatively affected to a significant extent.

Risks Related to Our Business and Industry

The current COVID-19 pandemic, as well as other epidemics, natural disasters, terrorist activities, political unrest, and other outbreaks could disrupt our delivery and operations, which could materially and adversely affect our business, financial condition, and results of operations.

As of December 31, 2020, our revenues were $162,292, a decrease of 50.3% from $326,840 in the December of 2019. The current COVID-19 pandemic adversely affected many aspects of our business, including sales, operational efficiency, technical support and our customer’s ability to pay our fees. Global pandemics, or fear of spread of contagious diseases, such as Ebola virus disease (EVD), coronavirus disease 2019 (COVID-19), Middle East respiratory syndrome (MERS), severe acute respiratory syndrome (SARS), H1N1 flu, H7N9 flu, and avian flu, as well as hurricanes, earthquakes, tsunamis, or other natural disasters could disrupt our business operations, reduce or restrict our supply of products, incur significant costs to protect our employees and facilities, or result in regional or global economic distress, which may materially and adversely affect our business, financial condition, and results of operations. Actual or threatened war, terrorist activities, political unrest, civil strife, and other geopolitical uncertainty could have a similar adverse effect on our business, financial condition, and results of operations. Any one or more of these events may impede our product offering efforts and adversely affect our sales results, or even for a prolonged period of time, which could materially and adversely affect our business, financial condition, and results of operations.

COVID-19 has had a global economic impact on the financial markets. The global spread of COVID-19 pandemic may result in global economic distress, and the extent to which it may affect our results of operations will depend on future developments, which are highly uncertain and cannot be predicted. Relaxation of restrictions on economic and social activities may also lead to new cases which may lead to re-imposed restrictions. We cannot assure you that the COVID-19 pandemic can be eliminated or contained in the near future, or at all, or a similar outbreak will not occur again. A third wave of COVID-19 or a similar pandemic could materially and adversely affect our business, financial condition, and results of operations.

We are also vulnerable to natural disasters and other calamities. We cannot assure you that we are adequately protected from the effects of fire, floods, typhoons, earthquakes, power loss, telecommunications failures, break-ins, war, riots, terrorist attacks, or similar events. Any of the foregoing events may give rise to interruptions, damage to our property, delays in production, breakdowns, system failures, technology platform failures, or internet failures, which could cause the loss or corruption of data or malfunctions of our manufacturing facility as well as adversely affect our business, financial condition, and results of operations.

Our financial situation creates doubt whether we will continue as a going concern.

There can be no assurances that we will ever be able to achieve a level of revenues adequate to generate sufficient cash flow from operations or obtain additional financing through private placements, public offerings and/or bank financing necessary to support our working capital requirements. To the extent that funds generated from any private placements, public offerings and/or bank financing are insufficient, we will have to raise additional working capital and no assurance can be given that additional financing will be available, or if available, will be on acceptable terms. These conditions potentially raise substantial doubt about our ability to continue as a going concern. If adequate working capital is not available, we may be forced to discontinue operations, which would cause investors to lose their entire investment.

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Maintenance of our Investment Company Act exemption imposes limits on our operations, which may adversely affect our results of operations.

Section 3(a)(1)(A) of the Investment Company Act defines an investment company as any issuer that is, holds itself out as being, or proposes to be, primarily engaged in the business of investing, reinvesting or trading in securities and Section 3(a)(1)(C) of the Investment Company Act defines an investment company as any issuer that is engaged or proposes to engage in the business of investing, reinvesting, owning, holding or trading in securities and owns or proposes to acquire "investment securities" (within the meaning of the Investment Company Act) having a value exceeding 40% of the value of the issuer's total assets (exclusive of United States government securities and cash items) on an unconsolidated basis (the "40% test"). Excluded from the term "investment securities" are, among others, securities issued by majority-owned subsidiaries unless the subsidiary is an investment company or relies on the exceptions from the definition of an investment company provided by Section 3(c)(1) or Section 3(c)(7) of the Investment Company Act (a "fund"). The Investment Company Act defines a "majority-owned subsidiary" of a person as any company 50% or more of the outstanding voting securities (i.e., those securities presently entitling the holder thereof to vote for the election of directors of the company) of which are owned by that person, or by another company that is, itself, a majority owned subsidiary of that person.

We conduct our operations primarily through our wholly-owned subsidiary. Our subsidiary is either outside of the definition of an investment company in Sections 3(a)(1)(A) and 3(a)(1)(C), described above, or excepted from the definition of an investment company under the Investment Company Act. We believe that we are not, and that we do not propose to be, primarily engaged in the business of investing, reinvesting or trading in securities and we do not believe that we have held ourselves out as such. We intend to continue to conduct our operations so that we are not required to register as an investment company under the Investment Company Act.

As noted above, if the combined values of the investment securities issued by our Company, and our subsidiary, that must rely on Section 3(c)(1) or Section 3(c)(7) of the Investment Company Act, together with any other investment securities we may own, exceeds 40% of the value of our total assets on an unconsolidated basis, we may be deemed to be an investment company. If we fail to maintain an exception, exemption or other exclusion from the Investment Company Act, we could, among other things, be required either (i) to change substantially the manner in which we conduct our operations to avoid being subject to the Investment Company Act or (ii) to register as an investment company. Either of these would likely have a material adverse effect on us, our ability to service our indebtedness and on the market price of our shares and any other securities we may issue. If we were required to register as an investment company under the Investment Company Act, we would become subject to substantial regulation with respect to our capital structure (including our ability to use leverage), management, operations, transactions with certain affiliated persons (within the meaning of the Investment Company Act), portfolio composition (including restrictions with respect to diversification and industry concentration) and other matters.

If the SEC or a court of competent jurisdiction were to find that we were required, but failed, to register as an investment company in violation of the Investment Company Act, we would have to cease business activities, we would breach representations and warranties and/or be in default as to certain of our contracts and obligations, civil or criminal actions could be brought against us, our contracts would be unenforceable unless a court were to require enforcement and a court could appoint a receiver to take control of us and liquidate our business, any or all of which would have a material adverse effect on our business.

The successful operation of our business depends upon the performance and reliability of the Internet infrastructure in the United States.

Our business depends on the performance and reliability of the Internet infrastructure in in the United States. The use of our VoiceStep products requires access to the internet. The failure of connection to the internet could adversely interfere with the use of our products. We have no control over the internet services provided by the internet service providers. In addition, if Internet access fees or other charges to Internet users increase, our users may abandon our products or look for alternative services, which in turn may adversely affect our business, financial condition and results of operations.

Certain of our software is licensed from third parties.

We license software for certain components of our products from third parties we do not control, such as Cyxtera Technologies, Voyant Communications (f/k/a Vitelity), ScarletHawk Solutions (D.B.A. Voxlinx) and THINQ. For the year ended December 31, 2019 and 2020, we incurred software license fees of $32,188 and $32,188, respectively. Although we have contracts in place with our third party software providers, there can be no assurance that the software we license will continue to be available on commercially reasonable terms, or at all, in the future. The lack of renewal, or termination, of one or more of our license agreements, or the renewal of license agreements on less favorable terms, could have a material adverse effect on our business, financial condition and results of operations.

While proprietary or open source alternatives may be available in some cases, transitioning to such alternatives may take time and be costly. The loss of existing licenses or the unavailability of such alternative software could result in a decrease in the quality of our products or loss of the ability to provide our products until equivalent software or suitable alternatives can be developed, identified, licensed and integrated.

Our products and services rely on certain technical standards, among other things, for interoperability of communication of voice and video, including standards relating to audio and video compression standards. These standards may be covered by patent rights held by third parties. The combined costs of identifying and obtaining licenses from all holders of patent rights essential to such standards could be high and could reduce our profitability or increase our losses. The cost of not obtaining such licenses could also be high if a holder of such patent rights brings a claim for patent infringement. While some such patent holders, based on their involvement with the standard setting organizations, may license relevant technology to us under reasonable and non-discriminatory terms, there can be no assurance that all necessary patent rights can be secured under such terms, and we may have to pay substantial royalties to secure such patent rights.

If we fail to keep up with industry trends or technological developments, our business, results of operations and financial condition may be materially and adversely affected.

The IP-based business communication industry is rapidly evolving and subject to continuous technological changes. Our success will depend on our ability to keep up with the changes in technology and user behavior resulting from new developments and innovations. For example, as we provide our product and service offerings across a variety of mobile systems and devices, we are dependent on the interoperability of our services with popular mobile devices and mobile operating systems that we do not control, such as Android and iOS. If any changes in such mobile operating systems or devices degrade the functionality of our services or give preferential treatment to competitive services, the usage of our services could be adversely affected.

Technological innovations may also require substantial capital expenditures in product development as well as in modification of products, services or infrastructure. We cannot assure you that we can obtain financing to cover such expenditure. If we fail to adapt our products and services to such changes in an effective and timely manner, we may suffer from decreased user base, which, in turn, could materially and adversely affect our business, financial condition and results of operations

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Rapidly evolving technologies could cause demand for our products to decline or could cause our products to become obsolete.

Current or future competitors may develop technological or product innovations that address Internet communications in a manner that is, or is perceived to be, equivalent or superior to our products. In the technology market in particular, innovative products have been introduced which have the effect of revolutionizing a product category and rendering many existing products obsolete. If competitors introduce new products or services that compete with or surpass the quality or the price/performance of our products, we may be unable to attract and retain users or to maintain or increase revenues from our users. We may not anticipate such developments and may be unable to adequately compete with these potential solutions. As a result of these or similar potential developments, in the future it is possible that competitive dynamics in our market may require us to reduce prices for our paid for products, which could harm our net revenues, gross margin and operating results or cause us to incur losses.

If our business were deemed to be a regulated telecommunications business in one or more jurisdictions, it would significantly increase our expenses and may require us to change our products and other aspects of our business in potentially detrimental ways.

We operate as a software company and not as a regulated telecommunications company. We are subject to the risk that, due to changes in communications and other similar laws and regulations or in the application, interpretation or enforcement of both existing and future communications and other similar laws and regulations, we may be required to comply with communications and other similar laws and regulations in one or more jurisdictions. In addition, we are continually seeking ways to improve our products and offer them across multiple communication platforms, which may involve from time to time upgrades or changes in the technological infrastructure on which our products are based and which could result in subjecting our activities to greater regulation in multiple jurisdictions. For example, the rolling out of our IP-based business communication in the United States may subject us to a greater risk of regulatory oversight in this country. If we are required to comply with communications and other similar laws and regulations, we would need to meet a number of obligations, which could vary from jurisdiction to jurisdiction, including new or enhanced compliance in the following areas:

•	licensing and notification requirements;

•	emergency calling requirements, including enhanced emergency calling through multi-line telephone systems;

•	lawful interception or wiretapping requirements;

•	privacy and data retention and disclosure requirements;

•	limitations on our ability to use encryption technology;

•	disability access requirements;

•	consumer protection requirements and local dispute resolution requirements;

•	requirements related to customer support;

•	quality of service requirements;

•	provision of numbering directories;

•	numbering rules, including portability requirements;

•	directory and operator services; and

•	access and interconnection obligations.

If we fail to comply with communications, e-commerce and other similar laws and regulations in one or more jurisdictions, our business, results of operations and financial condition may be materially and adversely affected.

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Third parties have raised, and may raise in the future, concerns about the application of regulations to our business.

Some third parties, including our competitors, have raised, and may raise in the future, concerns with policymakers and regulators in various parts of the world about the application of local laws and regulations to our business. We believe that some of these established businesses (which may include incumbent telecommunications companies) and their trade association groups employ significant resources in their efforts to shape legal and regulatory regimes and may employ these resources to change legal and regulatory regimes in ways intended to reduce the effectiveness of our business. Most incumbent telecommunications companies, landline and wireless, have substantial budgets devoted to lobbying and governmental relations and long-standing relationships with regulators and legislators that we, as a newer entrant in the Internet communications market, do not have. Some of these incumbent businesses have raised concerns relating to allowing consumers open access to the Internet, the lack of regulatory controls and obligations placed on Internet communications products, and the cost advantage this brings to providers of such products. Continuing actions by these competitors or trade groups may result in additional jurisdictions requiring us to comply with the local telecommunications and other laws and regulations.

Our business depends on our users having continued and unimpeded access to the Internet. Companies providing access to the Internet may be able to block or degrade our calls, or block access to our website or charge us or our users additional fees for our products.

All of our users rely on open, unrestricted access to the Internet to use our products. If they have limited, restricted or no access at all to the Internet, or their connection to the Internet is interrupted or disturbed, they may be less likely to use our products as a result.

In many cases that access is provided by companies that compete with at least some of our products, including incumbent landline telephone companies, cable television system operators, mobile wireless communications companies, and large Internet service providers. Some of these providers have stated that they may take measures that could block, degrade or otherwise disrupt our calls, or increase the cost of customers’ use of our products by restricting or prohibiting the use of their lines or access points to the Internet for our products, by filtering, blocking, delaying, or degrading the packets of data used to transmit our communications, and by charging increased fees to our users for access to our products.

Some Internet access providers have additionally, or alternatively, contractually restricted their customers’ access to Internet communications products (which may include our VoIP products) through their terms of service. For example, SFR in France and Vodafone in Germany contractually prohibit their customers from using voice over the Internet protocol services on the Apple iPad 3G. T-Mobile in Germany and Vodafone in France and the United Kingdom have established special additional tariffs for voice over the Internet protocol. Customers of these and other Internet access providers may not be aware that technical disruptions or additional tariffs are the act of other parties, which could harm our brand. Even if customers understand that we are not the source of such disruptions, they may be less likely to use our products as a result.

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In the United States, the European Union and other jurisdictions, regulatory authorities are in the process of examining the adoption of “network neutrality” policies, which aim to treat all Internet traffic equally, and developing or considering laws and regulations to codify acceptable behaviors on the part of network operators and access providers when providing consumers and businesses with access to the Internet. Different regulatory authorities have different approaches to this policy area both from a substantive and procedural perspective. Any failure on the part of regulatory authorities to protect the accessibility of the Internet to all, or any particular category of, Internet subscribers, or their failure to protect the delivery on a non-discriminatory basis of user communications over the Internet, regardless of type or service, could harm our results of operations and prospects.

Our business depends on the continued reliability of the Internet infrastructure.

Unlike traditional communications products, our users rely on the Internet to access our products. Increasing numbers of users and increasing bandwidth requirements may harm the performance of the Internet. In addition, if Internet service providers and other third parties providing Internet services have outages or deteriorations in their quality of service, our customers will not have access to our products or may experience a decrease in the quality of our products.

Furthermore, as the rate of adoption of new technology increases, the networks on which our products rely in certain countries may not be able to sufficiently adapt to the increased demand for their products and services. Frequent or persistent interruptions could cause current or potential users to believe that our systems are unreliable, leading them to switch to our competitors or to avoid our products, and could permanently harm our reputation and brands.

Problems with or price increases by third parties who provide services to us or to our users could harm our business.

We rely on telecommunications providers to provide certain of our products, such as Voyant Communications, a wholesale VoIP communications service provider, who, from their end, terminates the telephone calls for our customers which then allow them to receive incoming calls to telephone numbers in the US and Canada. We have agreements with a number of telecommunication providers in order for us to provide many of our paid products. The quality of calls made by our users to and received by our users from landline and mobile phones depends in large part of the call quality of the relevant landline or mobile network. As a result, if these third parties do not provide sufficiently high quality services, our call quality may be negatively affected which may in turn adversely impact our brand, reputation and consumer acceptance of our products. In addition, price increases by companies that provide services to us or our users could harm our results of operations.

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We are dependent upon our only key executive who is not bound by any employment agreement nor does the Company maintain director and officers (“D&O”) liability insurance for him.

Our success depends, in part, upon the continued services of the key member of our management. Our executive’s knowledge of the market, our business and our Company represents a key strength of our business, which cannot be easily replicated. The success of our business strategy and our future growth also depend on our ability to attract, train, retain and motivate skilled managerial, sales, administration, development and operating personnel.

There can be no assurance that our existing personnel will be adequate or qualified to carry out our strategy, or that we will be able to hire or retain experienced, qualified employees to carry out our strategy. The loss of our key executive, or the failure to attract and retain additional key personnel, could have a material adverse effect on our business, financial condition and results of operations.

We may be subject to intellectual property infringement claims, which may be expensive to defend and may disrupt our business and operations.

We cannot be certain that our operations or any aspects of our business do not or will not infringe upon or otherwise violate intellectual property rights held by third parties. We have not but in the future may be, subject to legal proceedings and claims relating to the intellectual property rights of others. There could also be existing intellectual property of which we are not aware that our products may inadvertently infringe. We cannot assure you that holders of intellectual property purportedly relating to some aspect of our technology or business, if any such holders exist, would not seek to enforce such intellectual property against us in the United States, or any other jurisdictions. If we are found to have violated the intellectual property rights of others, we may be subject to liability for our infringement activities or may be prohibited from using such intellectual property, and we may incur licensing fees or be forced to develop alternatives of our own. In addition, we may incur significant expenses, and may be forced to divert management’s time and other resources from our business and operations to defend against these infringement claims, regardless of their merits. Successful infringement or licensing claims made against us may result in significant monetary liabilities and may materially disrupt our business and operations by restricting or prohibiting our use of the intellectual property in question, and our business, financial position and results of operations could be materially and adversely affected.

Our consolidated financial statements for the year ended December 31, 2020, were prepared assuming that we would continue as a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The accompanying financial statements do not include any adjustments relating to the recovery of the recorded assets or the classification of the liabilities that might be necessary should the Company be unable to continue as a going concern.

We cannot control internet based delays and interruptions, which may negatively affect our customers and thus our revenues.

Any delay or interruption in the services by these third parties service providers could result in delayed or interrupted service to our customers and could harm our business. Accordingly, we could be adversely affected if such third party service providers fail to maintain consistent and reliable services, or fail to continue to make these services available to us on economically acceptable terms, or at all. These suppliers could also be adversely impacted by the COVID-19 pandemic, which could affect their ability to deliver their services to our Company in a satisfactory manner, or at all.

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If our business plans are not successful, we may not be able to continue operations as a going concern and our shareholders may lose their entire investment in us.

We do not have sufficient working capital to fund the expansion of our operations and to provide working capital necessary for our ongoing operations and obligations. We need to raise significant additional capital to fund our operating expenses, pay our obligations, and grow our company. Therefore, our future operations may be dependent on our ability to secure additional financing. The COVID-19 pandemic may have an adverse impact on the Company’s ability to raise capital or to continue as a going concern. As a result of the above, there is substantial doubt about the ability of the Company to continue as a going concern and the accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. The accompanying consolidated financial statements do not include any adjustments that may result from the outcome of this uncertainty.

Our failure to adopt certain corporate governance procedures may prevent us from obtaining a listing on a national securities exchange.

We do not have a compensation or nominating and corporate governance committee. The functions such committees would perform are performed by the board as a whole. Consequently, there is a potential conflict of interest in board decisions that may adversely affect our ability to become a listed security on a national securities exchange and as a result adversely affect the liquidity of our Common Stock.

Since our management beneficially owns 39% of our outstanding shares, their interests may differ from the interests of our other shareholders, which could cause a material decline in the value of our shares.

Our officers and directors indirectly own 27,950,000 common shares. In addition, Mr. Tran, our Chairman and principal executive officer, owns 40,000,000 shares of Series A Preferred Stock which are convertible into shares of common stock and vote with the common stock on the basis of each share of Series A Preferred Stock having the right to 10 votes. Accordingly, management beneficially owns and controls all of the voting stock of the Company. Therefore, management has significant influence on determining the outcome of any matters submitted to the shareholders for approval, including mergers, consolidations, the election of directors and other significant corporate actions. This ownership and control may also have the effect of delaying or preventing a future change in control, impeding a merger, consolidation, takeover or other business combination that may be in the best interest of the Company. Without the consent of management, we may be prevented from entering into transactions that could be beneficial to us or our minority shareholders. The interest of management may differ from the interests of our other shareholders. The concentration in the ownership of our shares may cause a material decline in the value of our shares. We cannot assure you that management will act in our best interests given management’s ability to control a significant majority of our voting shares.

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If our growth strategies are implemented successfully, our future operating results may significantly fluctuate due to the highly volatile nature of digital assets.

We believe that certain of our sources of revenue in the future will be dependent on digital assets and the broader cryptoeconomy. Due to the highly volatile nature of the cryptoeconomy and the prices of digital assets, our operating results will fluctuate significantly from quarter to quarter in accordance with market sentiments and movements in the broader cryptoeconomy. For example, the average three-month Digital Asset Volatility supported on the Coinbase platform increased by 73% from the fourth quarter of 2019 to the first quarter of 2020, before decreasing by 36% from the first quarter of 2020 to the second quarter of 2020. In addition, stablecoins are only as stable as their underlying asset, and such assets can fluctuate in value. The values of stablecoins frequently deviate from their underlying assets, mostly due to changing trading volumes. The standard deviations of various dollar-based stablecoins from their expected value—in this case, the expected value is 1 US dollar—have been as high as 2.5%.

Our operating results will fluctuate significantly as a result of a variety of factors, many of which are unpredictable and in certain instances are outside of our control, including:

•	our potential dependence on digital asset trading activity, including trading volume and the prevailing trading prices for digital assets, whose trading prices and volume can be highly volatile;

•	our ability to attract, maintain, and grow our customer and user base and engage our customers and users;

•	changes in the legislative or regulatory environment, or actions by governments or regulators, including fines, orders, or consent decrees;

•	regulatory changes that impact our ability to offer certain products or services;

•	our ability to diversify and grow our subscription and services revenue;

•	pricing for our products and services;

•	investments we make in the development of products and services as well as technology offered to our ecosystem partners, international expansion, and sales and marketing;

•	adding and removing of digital assets;

•	macroeconomic conditions;

•	adverse legal proceedings or regulatory enforcement actions, judgments, settlements, or other legal proceeding and enforcement-related costs;

•	the development and introduction of existing and new products and services by us or our competitors;

•	increases in operating expenses that we expect to incur to grow and expand our operations and to remain competitive;

•	system failure or outages, including with respect to our digital asset ecosystem and third-party digital asset networks;

•	breaches of security or privacy;

•	inaccessibility of our stablecoin ecosystem due to our or third-party actions;

•	our ability to attract and retain talent; and

•	our ability to compete with our competitors.

As a result of these factors, it is difficult for us to forecast growth trends accurately and our business and future prospects are difficult to evaluate, particularly in the short term. In view of the rapidly evolving nature of our business and the cryptoeconomy, period-to-period comparisons of our operating results may not be meaningful, and you should not rely upon them as an indication of future performance. Quarterly and annual expenses reflected in our financial statements may be significantly different from historical or projected rates. Our operating results in one or more future quarters may fall below the expectations of securities analysts and investors. As a result, the trading price of our common stock may increase or decrease significantly.

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If our growth strategies are implemented successfully, our total revenue will be dependent on volume of transactions conducted on our digital asset ecosystem. If such volume declines, our business, operating results, and financial condition would be adversely affected.

We plan to generate revenue from transaction fees on our stablecoin in connection with the purchase and redemption of our stablecoin by users through the third-party regulated trust and custodian entities. Transaction revenue will be based on transaction fees that are either a flat fee or a percentage of the value of each transaction. As such, any declines in the volume of digital asset transactions generally will result in lower total revenue to us in the future.

The demand for buying, selling, and trading of digital assets have historically been subject to significant volatility. For instance, in 2017, the value of certain digital assets, including Bitcoin, experienced steep increases in value, which was followed by a steep decline in 2018. The trading volume of any digital asset is subject to significant uncertainty and volatility, depending on a number of factors, including:

•	market conditions across the cryptoeconomy;

•	changes in liquidity, market-making volume, and trading activities;

•	trading activities on other digital platforms worldwide, many of which may be unregulated, and may include manipulative activities;

•	investment and trading activities of highly active retail and institutional users, speculators, miners, and investors;

•	the speed and rate at which digital is able to gain adoption as a medium of exchange, utility, store of value, consumptive asset, security instrument, or other financial assets worldwide, if at all;

•	decreased user and investor confidence in digital assets and digital platforms;

•	negative publicity and events relating to the cryptoeconomy;

•	unpredictable social media coverage or “trending” of digital assets;

•	the ability for digital assets to meet user and investor demands;

•	the functionality and utility of digital assets and their associated ecosystems and networks, including digital assets designed for use in various applications;

•	consumer preferences and perceived value of digital assets and digital asset markets;

•	increased competition from other payment services or other digital assets that exhibit better speed, security, scalability, or other characteristics;

•	regulatory or legislative changes and updates affecting the cryptoeconomy;

•	the characterization of digital assets under the laws of various jurisdictions around the world;

•	the maintenance, troubleshooting, and development of the blockchain networks underlying digital assets, including by miners, validators, and developers worldwide;

•	the ability for digital networks to attract and retain miners or validators to secure and confirm transactions accurately and efficiently;

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•	ongoing technological viability and security of digital assets and their associated smart contracts, applications and networks, including vulnerabilities against hacks and scalability;

•	fees and speed associated with processing digital asset transactions, including on the underlying blockchain networks and on digital platforms;

•	financial strength of market participants;

•	the availability and cost of funding and capital;

•	the liquidity of digital platforms;

•	interruptions in service from or failures of major digital platforms;

•	availability of an active derivatives market for various digital assets;

•	availability of banking and payment services to support crypto-related projects;

•	level of interest rates and inflation;

•	monetary policies of governments, trade restrictions, and fiat currency devaluations; and

•	national and international economic and political conditions.

There is no assurance that any supported digital asset will maintain its value or that there will be meaningful levels of trading activities. In the event that the demand for trading digital assets declines, our business, operating results, and financial condition would be adversely affected.

The future development and growth of digital assets is subject to a variety of factors that are difficult to predict and evaluate. If digital assets do not grow as we expect, our business, operating results, and financial condition could be adversely affected.

Digital assets built on blockchain technology were only introduced in 2008 and remain in the early stages of development. In addition, different digital assets are designed for different purposes. Bitcoin, for instance, was designed to serve as a peer-to-peer electronic cash system, while Ethereum was designed to be a smart contract and decentralized application platform. Many other digital networks—ranging from cloud computing to tokenized securities networks—have only recently been established. The further growth and development of any digital assets and their underlying networks and other cryptographic and algorithmic protocols governing the creation, transfer, and usage of digital assets represent a new and evolving paradigm that is subject to a variety of factors that are difficult to evaluate, including:

•

Many digital networks have limited operating histories, have not been validated in production, and are still in the process of developing and making significant decisions that will affect the design, supply, issuance, functionality, and governance of their respective digital assets and underlying blockchain networks, any of which could adversely affect their respective digital assets.

•

Many digital networks are in the process of implementing software upgrades and other changes to their protocols, which could introduce bugs, security risks, or adversely affect the respective digital networks.

•

Several large networks, including Bitcoin and Ethereum, are developing new features to address fundamental speed, scalability, and energy usage issues. If these issues are not successfully addressed, or are unable to receive widespread adoption, it could adversely affect the underlying digital assets.

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•

Security issues, bugs, and software errors have been identified with many digital assets and their underlying blockchain networks, some of which have been exploited by malicious actors. There are also inherent security weaknesses in some digital assets, such as when creators of certain digital networks use procedures that could allow hackers to counterfeit tokens. Any weaknesses identified with a digital asset could adversely affect its price, security, liquidity, and adoption. If a malicious actor or botnet (a volunteer or hacked collection of computers controlled by networked software coordinating the actions of the computers) obtains a majority of the compute or staking power on a digital network, as has happened in the past, it may be able to manipulate transactions, which could cause financial losses to holders, damage the network’s reputation and security, and adversely affect its value.

•

The development of new technologies for mining, such as improved application-specific integrated circuits (commonly referred to as ASICs), or changes in industry patterns, such as the consolidation of mining power in a small number of large mining farms, could reduce the security of blockchain networks, lead to increased liquid supply of digital assets, and reduce a crypto’s price and attractiveness.

•

If rewards and transaction fees for miners or validators on any particular digital network are not sufficiently high to attract and retain miners, a digital network’s security and speed may be adversely affected, increasing the likelihood of a malicious attack.

•

Many digital assets have concentrated ownership or an “admin key”, allowing a small group of holders to have significant unilateral control and influence over key decisions relating to their digital networks, such as governance decisions and protocol changes, as well as the market price of such digital assets.

•

The governance of many decentralized blockchain networks is by voluntary consensus and open competition, and many developers are not directly compensated for their contributions. As a result, there may be a lack of consensus or clarity on the governance of any particular digital network, a lack of incentives for developers to maintain or develop the network, and other unforeseen issues, any of which could result in unexpected or undesirable errors, bugs, or changes, or stymie such network’s utility and ability to respond to challenges and grow.

•

Many digital networks are in the early stages of developing partnerships and collaborations, all of which may not succeed and adversely affect the usability and adoption of the respective digital assets.

Various other technical issues have also been uncovered from time to time that resulted in disabled functionalities, exposure of certain users’ personal information, theft of users’ assets, and other negative consequences, and which required resolution with the attention and efforts of their global miner, user, and development communities. If any such risks or other risks materialize, and in particular if they are not resolved, the development and growth of digital may be significantly affected and, as a result, our business, operating results, and financial condition could be adversely affected.

Cyberattacks and security breaches, or those impacting our stablecoin users or third parties, could adversely impact our brand and reputation and our business, operating results, and financial condition.

Our intended stablecoin ecosystem will involve the collection, storage, processing, and transmission of confidential information, user, employee, service provider, and other personal data, as well as information required to access user assets. We intend to build our reputation on the premise that our stablecoin ecosystem offers users a secure way to purchase, store, and transact in digital assets. As a result, any actual or perceived security breach of us or our third-party partners may:

•	harm our reputation and brand;

•	result in our systems or services being unavailable and interrupt our operations;

•	result in improper disclosure of data and violations of applicable privacy and other laws;

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•	result in significant regulatory scrutiny, investigations, fines, penalties, and other legal, regulatory, and financial exposure;

•	cause us to incur significant remediation costs;

•	lead to theft or irretrievable loss of our or our users’ fiat currencies or digital assets;

•	reduce user confidence in, or decreased use of, our products and services;

•	divert the attention of management from the operation of our business;

•	result in significant compensation or contractual penalties from us to our users or third parties as a result of losses to them or claims by them; and

•	adversely affect our business and operating results.

Further, any actual or perceived breach or cybersecurity attack directed at financial institutions or digital companies, whether or not we are directly impacted, could lead to a general loss of user confidence in the cryptoeconomy or in the use of technology to conduct financial transactions, which could negatively impact us, including the market perception of the effectiveness of our security measures and technology infrastructure.

An increasing number of organizations, including large merchants, businesses, technology companies, and financial institutions, as well as government institutions, have disclosed breaches of their information security systems, some of which have involved sophisticated and highly targeted attacks, including on their websites, mobile applications, and infrastructure.

Attacks upon systems across a variety of industries, including the digital industry, are increasing in their frequency, persistence, and sophistication, and, in many cases, are being conducted by sophisticated, well-funded, and organized groups and individuals, including state actors. The techniques used to obtain unauthorized, improper, or illegal access to systems and information (including users’ personal data and digital assets), disable or degrade services, or sabotage systems are constantly evolving, may be difficult to detect quickly, and often are not recognized or detected until after they have been launched against a target. These attacks may occur on our systems or those of our third-party service providers or partners. Certain types of cyberattacks could harm us even if our systems are left undisturbed. For example, attacks may be designed to deceive employees and service providers into releasing control of our systems to a hacker, while others may aim to introduce computer viruses or malware into our systems with a view to stealing confidential or proprietary data. Additionally, certain threats are designed to remain dormant or undetectable until launched against a target and we may not be able to implement adequate preventative measures.

Although we intend on developing systems and processes designed to protect the data we manage, prevent data loss and other security breaches, effectively respond to known and potential risks, and expect to continue to expend significant resources to bolster these protections, there can be no assurance that these security measures will provide absolute security or prevent breaches or attacks. We may experience in the future breaches of our security measures due to human error, malfeasance, insider threats, system errors or vulnerabilities, or other irregularities. Unauthorized parties may attempt to gain access to our systems and facilities, as well as those of our users, partners, and third-party service providers, through various means, including hacking, social engineering, phishing, and attempting to fraudulently induce individuals (including employees, service providers, and our users) into disclosing usernames, passwords, payment card information, or other sensitive information, which may in turn be used to access our information technology systems and users’ digital assets. Threats can come from a variety of sources, including criminal hackers, hacktivists, state-sponsored intrusions, industrial espionage, and insiders. Certain threat actors may be supported by significant financial and technological resources, making them even more sophisticated and difficult to detect. Further, there has been an increase in such activities as a result of the novel coronavirus, or COVID-19, pandemic. As a result, our costs and the resources we will devote to protecting against these advanced threats and their consequences may increase over time.

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Although we plan to maintain insurance coverage that we believe is adequate for our planned stablecoin business, it may be insufficient to protect us against all losses and costs stemming from security breaches, cyberattacks, and other types of unlawful activity, or any resulting disruptions from such events. Outages and disruptions, including any caused by cyberattacks, may harm our reputation and our business, operating results, and financial condition.

We are subject to an extensive and highly-evolving regulatory landscape and any adverse changes to, or our failure to comply with, any laws and regulations could adversely affect our brand, reputation, business, operating results, and financial condition.

Our business is and our growth strategy in the stablecoin business will be subject to extensive laws, rules, regulations, policies, orders, determinations, directives, treaties, and legal and regulatory interpretations and guidance in the markets in which we operate, including those governing financial services and banking, trust companies, securities, broker-dealers and ATS, commodities, credit, digital asset custody, exchange, and transfer, cross-border and domestic money and digital asset transmission, consumer and commercial lending, usury, foreign currency exchange, privacy, data governance, data protection, cybersecurity, fraud detection, payment services (including payment processing and settlement services), consumer protection, escheatment, antitrust and competition, bankruptcy, tax, anti-bribery, economic and trade sanctions, anti-money laundering, and counter-terrorist financing. Many of these legal and regulatory regimes were adopted prior to the advent of the Internet, mobile technologies, digital assets, and related technologies. As a result, they do not contemplate or address unique issues associated with the cryptoeconomy, are subject to significant uncertainty, and vary widely across U.S. federal, state, and local and international jurisdictions. These legal and regulatory regimes, including the laws, rules, and regulations thereunder, evolve frequently and may be modified, interpreted, and applied in an inconsistent manner from one jurisdiction to another, and may conflict with one another. Moreover, the complexity and evolving nature of our business and the significant uncertainty surrounding the regulation of the cryptoeconomy requires us to exercise our judgement as to whether certain laws, rules, and regulations apply to us, and it is possible that governmental bodies and regulators may disagree with our conclusions. To the extent we have not complied with such laws, rules, and regulations, we could be subject to significant fines, revocation of licenses, limitations on our products and services, reputational harm, and other regulatory consequences, each of which may be significant and could adversely affect our business, operating results, and financial condition.

In addition to existing laws and regulations, various governmental and regulatory bodies, including legislative and executive bodies, in the United States and in other countries may adopt new laws and regulations, or new interpretations of existing laws and regulations may be issued by such bodies or the judiciary, which may adversely impact the development of the cryptoeconomy as a whole and our legal and regulatory status in particular by changing how we operate our business, how our products and services are regulated, and what products or services we and our competitors can offer, requiring changes to our compliance and risk mitigation measures, imposing new licensing requirements, or imposing a total ban on certain digital asset transactions, as has occurred in certain jurisdictions in the past. For example, the Financial Crimes Enforcement Network, or FinCEN, released a proposed rule that would require the collection of personal information from the owners of self-custodied wallets that transfer cryptocurrencies to or receive cryptocurrencies and report certain transactions to the federal government. There are substantial uncertainties on how these requirements would apply in practice, and we may face substantial compliance costs to operationalize and comply with these rules in the future. We may be further subject to administrative sanctions for technical violations or user attrition if the user experience suffers as a result.

The regulatory treatment of fiat-backed stablecoins is highly uncertain and has drawn significant attention from legislative and regulatory bodies around the world. The issuance and resale of such stablecoins may implicate a variety of banking, deposit, money transmission, prepaid access and stored value, anti-money laundering, commodities, securities, sanctions, and other laws and regulations in the United States and in other jurisdictions. Certain products and services we intend to offer that we believe are not subject to regulatory oversight, or are only subject to certain regulatory regimes may cause us to be deemed to be engaged in a form of regulated activity for which licensure is required or cause us to become subject to new and additional forms of regulatory oversight. To the extent that we or our employees, contractors, or agents are deemed or alleged to have violated or failed to comply with any laws or regulations, including related interpretations, orders, determinations, directives, or guidance, we or they could be subject to a litany of civil, criminal, and administrative fines, penalties, orders and actions, including being required to suspend or terminate the offering of certain products and services.

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We intend to operate in a highly competitive industry and intend to compete against unregulated or less regulated companies and companies with greater financial and other resources, and our business, operating results, and financial condition may be adversely affected if we are unable to respond to our competitors effectively.

The cryptoeconomy is highly innovative, rapidly evolving, and characterized by healthy competition, experimentation, changing customer needs, frequent introductions of new products and services, and subject to uncertain and evolving industry and regulatory requirements. We expect competition to intensify in the future as we enter an industry in which new competitors introduce new products or enhance existing products. We intend to compete against a number of companies operating both within the United States and abroad and those that focus on digital asset-based services.

To date, due to limited enforcement by U.S. and foreign regulators, many of these competitors have been able to operate from offshore while offering large numbers of products and services to consumers, including in the United States, Europe, and other highly regulated jurisdictions, without complying with the relevant licensing and other requirements in these jurisdictions, and seemingly without penalty. Due to our commitment to legal and regulatory compliance, we will not be able to offer many popular products and services, which may adversely impact our business, financial condition, and results of operations.

Many innovative start-up companies and larger companies have made, and continue to make, significant investments in research and development, and we expect these companies to continue to develop similar or superior products and technologies that compete with our products. Further, more traditional financial and non-financial services businesses may choose to offer digital asset-based services in the future as the industry gains adoption. If we are unable to compete successfully, or if competing successfully requires us to take costly actions in response to the actions of our competitors, our business, operating results, and financial condition could be adversely affected.

As we intend to expand and localize our international activities, our obligations to comply with the laws, rules, regulations, and policies of a variety of jurisdictions will increase and we may be subject to investigations and enforcement actions by U.S. and non-U.S. regulators and governmental authorities.

As we intend to expand and localize our international activities, we will become increasingly obligated to comply with the laws, rules, regulations, policies, and legal interpretations both of the jurisdictions in which we operate and those into which we offer services on a cross-border basis. Laws regulating the internet, mobile technologies, digital assets, and related technologies outside of the United States often impose different, more specific, or even conflicting obligations on us, as well as broader liability. Although we intend to implement controls, there can be no guarantee that the measures we will take will be viewed as compliant.

Regulators worldwide frequently study each other’s approaches to the regulation of the cryptoeconomy. Consequently, developments in any jurisdiction may influence other jurisdictions. New developments in one jurisdiction may be extended to additional services and other jurisdictions. As a result, the risks created by any new law or regulation in one jurisdiction are magnified by the potential that they may be replicated, affecting our business in another place or involving another service. Conversely, if regulations diverge worldwide, we may face difficulty adjusting our products, services, and other aspects of our business with the same effect. These risks are heightened, as we will face increased competitive pressure from other similarly situated businesses that engage in regulatory arbitrage to avoid the compliance costs associated with regulatory changes.

The complexity of U.S. federal and state and international regulatory and enforcement regimes, coupled with the evolving global regulatory environment, could result in a single event prompting a large number of overlapping investigations and legal and regulatory proceedings by multiple government authorities in different jurisdictions. Any of the foregoing could, individually or in the aggregate, harm our reputation, damage our brands and intended business, and adversely affect our operating results and financial condition. Due to the uncertain application of existing laws and regulations, it may be that, despite our regulatory and legal analysis, our products or services may indeed be subject to financial regulation, licensing, or authorization obligations that we will not have obtained or with which we will not have complied. As a result, we will be at a heightened risk of enforcement action, litigation, regulatory, and legal scrutiny which could lead to sanctions, cease, and desist orders, or other penalties and censures which could significantly and adversely affect our continued operations and financial condition.

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If we cannot keep pace with rapid industry changes to provide new and innovative products and services, the use of our products and services, and consequently our net revenue, could decline, which could adversely impact our business, operating results, and financial condition.

The cryptoeconomy has been characterized by many rapid, significant, and disruptive products and services in recent years. These include decentralized applications, DeFi, yield farming, staking, token wrapping, governance tokens, innovative programs to attract customers such as transaction fee mining programs, initiatives to attract traders such as trading competitions, airdrops and giveaways, staking reward programs, and novel cryptocurrency fundraising and distribution schemes, such as “initial exchange offerings.” We expect new services and technologies to continue to emerge and evolve, which may be superior to, or render obsolete, the products and services that we intend to provide. We cannot predict the effects of new services and technologies on our intended business. However, our ability to grow our user base and net revenue will depend heavily on our ability to innovate and create successful new products and services, both independently and in conjunction with third-party developers. In particular, developing and incorporating new use cases into our business may require substantial expenditures, take considerable time, and ultimately may not be successful. Any new products or services could fail to attract users, generate revenue, or perform or integrate well with third-party applications and platforms. In addition, our ability to adapt and compete with new products and services may be inhibited by regulatory requirements and general uncertainty in the law, constraints by our third-party regulated trust and custodian entity partners, third-party intellectual property rights, or other factors. Moreover, we plan to enhance our technical infrastructure and other technology offerings to become competitive and maintain a stablecoin ecosystem that has the required functionality, performance, capacity, security, and speed to attract and retain users. As a result, we expect to expend significant costs and expenses to develop our technical infrastructure to meet the evolving needs of the industry. Our success will depend on our ability to develop and incorporate new services and adapt to technological changes and evolving industry practices. If we are unable to do so in a timely or cost-effective manner, our business and our ability to successfully compete and to attract new users may be adversely affected.

A particular digital asset’s status as a “security” in any relevant jurisdiction is subject to a high degree of uncertainty and if we are unable to properly characterize our stablecoin, we may be subject to regulatory scrutiny, investigations, fines, and other penalties, which may adversely affect our business, operating results, and financial condition.

The SEC and its staff have taken the position that certain digital assets fall within the definition of a “security” under the U.S. federal securities laws. The legal test for determining whether any given digital asset is a security is a highly complex, fact-driven analysis that evolves over time, and the outcome is difficult to predict. The SEC generally does not provide advance guidance or confirmation on the status of any particular digital asset as a security. Furthermore, the SEC’s views in this area have evolved over time and it is difficult to predict the direction or timing of any continuing evolution. It is also possible that a change in the governing administration or the appointment of new SEC commissioners could substantially impact the views of the SEC and its staff. Though the SEC’s Strategic Hub for Innovation and Financial Technology published a framework for analyzing whether any given digital asset is a security in April 2019, this framework is also not a rule, regulation or statement of the SEC and is not binding on the SEC.

Several foreign jurisdictions have taken a broad-based approach to classifying digital assets as “securities,” while other foreign jurisdictions, such as Switzerland, Malta, and Singapore, have adopted a narrower approach. As a result, certain digital assets may be deemed to be a “security” under the laws of some jurisdictions but not others. Various foreign jurisdictions may, in the future, adopt additional laws, regulations, or directives that affect the characterization of digital assets as “securities.”

The classification of a digital asset as a security under applicable law has wide-ranging implications for the regulatory obligations that flow from the offer, sale, trading, and clearing of such assets. For example, a digital asset that is a security in the United States may generally only be offered or sold in the United States pursuant to a registration statement filed with the SEC or in an offering that qualifies for an exemption from registration. Persons that effect transactions in digital assets that are securities in the United States may be subject to registration with the SEC as a “broker” or “dealer.” Platforms that bring together purchasers and sellers to trade digital assets that are securities in the United States are generally subject to registration as national securities exchanges, or must qualify for an exemption, such as by being operated by a registered broker-dealer as an alternative trading system, or ATS, in compliance with rules for ATSs. Persons facilitating clearing and settlement of securities may be subject to registration with the SEC as a clearing agency. Foreign jurisdictions may have similar licensing, registration, and qualification requirements.

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We have policies and procedures to analyze whether our USD-pegged stablecoin could be deemed to be a “security” under applicable laws. Our policies and procedures do not constitute a legal standard, but rather represent our company-developed scoring model, which permits us to make a risk-based assessment regarding the likelihood that our USD-pegged stablecoin could be deemed a “security” under applicable laws. Regardless of our conclusions, we could be subject to legal or regulatory action in the event the SEC, a foreign regulatory authority, or a court were to determine that our USD-pegged stablecoin is a “security” under applicable laws. We expect our risk assessment policies and procedures to continuously evolve to take into account case law, facts, and developments in technology.

A determination by the SEC, a foreign regulatory authority, or a court that our USD-pegged stablecoin constitutes a security could cause us to be subject to judicial or administrative sanctions for failing to offer or sell the digital asset in compliance with the registration requirements, or for acting as a broker, dealer, or national securities exchange without appropriate registration in the future. Such an action could result in injunctions, cease and desist orders, as well as civil monetary penalties, fines, and disgorgement, criminal liability, and reputational harm. Users of our USD-pegged stablecoin could also seek to rescind a transaction that we facilitated as the basis that it was conducted in violation of applicable law, which could subject us to significant liability. We may also be required to cease facilitating transactions in the USD-pegged stablecoin, which could negatively impact our business, operating results, and financial condition.

Further, if Bitcoin or any other digital asset is deemed to be a security under any U.S. federal, state, or foreign jurisdiction, or in a proceeding in a court of law or otherwise, all transactions in such digital asset would have to be registered with the SEC or other foreign authority, or conducted in accordance with an exemption from registration, which could severely limit its liquidity, usability and transactability. Moreover, the networks on which such digital assets are utilized may be required to be regulated as securities intermediaries, and subject to applicable rules, which could effectively render the network impracticable for its existing purposes. Further, it could draw negative publicity and a decline in the general acceptance of digital assets. Also, it may make it difficult for such digital assets to be traded, cleared, and custodied as compared to other digital assets that are not considered to be securities.

We will rely on third-party service providers and partners for certain aspects of our operations, and any interruptions in services provided by these third parties may impair our ability to support our users.

We intend to rely on third parties in connection with many aspects of our business, including minting, issuing, and redemption of our USD-pegged stablecoin, payment processors, cloud computing services and data centers that provide facilities, infrastructure, website functionality and access, components, and services, including databases and data center facilities and cloud computing; as well as third parties that provide outsourced customer service, compliance support and product development functions, which are critical to our intended operations. Because we intend to rely on third parties to provide these services and to facilitate certain of our business activities, we face increased operational risks. We do not control the operation of any of these third parties, including the third-party regulated trust and custodian entities we will use. These third parties may be subject to financial, legal, regulatory, and labor issues, cybersecurity incidents, break-ins, computer viruses, denial-of-service attacks, sabotage, acts of vandalism, privacy breaches, service terminations, disruptions, interruptions, and other misconduct. They are also vulnerable to damage or interruption from human error, power loss, telecommunications failures, fires, floods, earthquakes, hurricanes, tornadoes, pandemics (including the COVID-19 pandemic) and similar events. In addition, these third parties may breach their agreements with us, disagree with our interpretation of contract terms or applicable laws and regulations, refuse to continue or renew these agreements on commercially reasonable terms or at all, fail or refuse to process transactions or provide other services adequately, take actions that degrade the functionality of our services, impose additional costs or requirements on us or our users, or give preferential treatment to competitors. There can be no assurance that third parties that will provide services to us or to our users will do so on acceptable terms, or at all. If any third parties do not adequately or appropriately provide their services or perform their responsibilities to us or our users, such as if third-party service providers close their data center facilities without adequate notice, are unable to restore operations and data, fail to perform as expected, or experience other unanticipated problems, we may be unable to procure alternatives in a timely and efficient manner and on acceptable terms, or at all, and we may be subject to business disruptions, losses or costs to remediate any of the deficiencies, user dissatisfaction, reputational damage, legal or regulatory proceedings, or other adverse consequences which could harm our business.

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Loss of critical third party relationships could adversely impact our business, operating results, and financial condition.

The minting, issuance and redemption of our stablecoin, as well as holding and managing the reserve, will be conducted by third-party regulated trust and custodian entities. We also plan to pursue integration of our USD-pegged stablecoin into a range of third-party platforms to support the adoption of our stablecoin as a digital currency. If such trust and custodian entities are registered money services businesses with FinCEN under the Bank Secrecy Act, as amended by the USA PATRIOT Act of 2001, and its implementing regulations enforced by FinCEN, or collectively, the BSA, a licensed money transmitter in a number of U.S. states and territories, a licensee under NYDFS’s Virtual Currency Business Activity regime, commonly referred to as a BitLicense, a licensed electronic money institution under both the U.K. Financial Conduct Authority and the Central Bank of Ireland, or a limited purpose trust company chartered by the NYDFS, such third party provider will view us as a higher risk customer for purposes of their anti-money laundering programs. We may face difficulty establishing or maintaining such relationships due to our third party partners’ policies or have limited access to such services. The loss of such partners or the imposition of operational restrictions by such partners and the inability for us to utilize other redundant third-party regulated trust and custodian entities may result in a disruption of our intended business activity as well as regulatory risks. In addition, financial institutions in the United States and globally may, as a result of the myriad of regulations or the risks of digital assets generally, decide to not provide account, custody, or other financial services to us or the cryptoeconomy generally. We also intend to rely on insurance carriers to insure user losses resulting from a breach of our physical security, cyber security, or by employee or service provider theft. Our ability to maintain crime and specie insurance is subject to the insurance carriers’ ongoing underwriting criteria and our inability to obtain and maintain appropriate insurance coverage could cause a substantial business disruption, adverse reputational impact, inability to compete with our competitors, and regulatory scrutiny.

Any significant disruption in our products and services, in our planned information technology systems, or in our blockchain network could result in a loss of users or funds and adversely impact our brand and reputation and our business, operating results, and financial condition.

Our reputation and ability to attract and retain users of our stablecoin and grow our business will depend on our ability to operate our service at high levels of reliability. Our stablecoin ecosystem, the ability of our stablecoin users to trade, and our ability to operate at a high level, will be dependent on our ability to access the blockchain network underlying the USD-pegged stablecoin, for which access is dependent on our systems’ ability to access the internet. Further, the successful and continued operations of such blockchain network will depend on a network of computers, miners, or validators, and their continued operations, all of which may be impacted by service interruptions.

Our planned systems, the systems of our third-party service providers and partners, and certain digital asset and blockchain networks may experience in the future service interruptions or degradation because of hardware and software defects or malfunctions, distributed denial-of-service and other cyberattacks, insider threats, break-ins, sabotage, human error, vandalism, earthquakes, hurricanes, floods, fires, and other natural disasters, power losses, disruptions in telecommunications services, fraud, military or political conflicts, terrorist attacks, computer viruses or other malware, or other events. Some of our systems or the systems of our third-party service providers and partners will not be fully redundant, and our or their disaster recovery planning may not be sufficient for all possible outcomes or events.

If any of our planned systems, or those of our third-party service providers, are disrupted for any reason, our products and services may fail, resulting in unanticipated disruptions, slower response times and delays to our users’ processing, failed purchases and redemptions, incomplete or inaccurate accounting, recording or processing of purchases and redemptions, loss of user information, increased demand on limited user support resources, user claims, complaints with regulatory organizations, lawsuits, or enforcement actions. A prolonged interruption in the availability or reduction in the availability, speed, or functionality of our products and services could harm our business. Frequent or persistent interruptions in our services could cause potential users or partners to believe that our systems are unreliable, leading them to switch to our competitors or to avoid or reduce the use of our products and services, and could permanently harm our reputation and brand. Moreover, to the extent that any system failure or similar event results in damages to our users or their business partners, these users or partners could seek significant compensation or contractual penalties from us for their losses, and those claims, even if unsuccessful, would likely be time-consuming and costly for us to address. Problems with the reliability or security of our systems would harm our reputation, and damage to our reputation and the cost of remedying these problems could negatively affect our business, operating results, and financial condition.

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Implementation of new systems and technologies is complex, expensive, time-consuming, and may not be successful. If we fail to timely and successfully implement new information systems and technologies or if such systems and technologies do not operate as intended, it could have an adverse impact on our business, internal controls (including internal controls over financial reporting), operating results, and financial condition.

Failure to safeguard and manage our users’ fiat currencies and digital assets could adversely impact our business, operating results, and financial condition.

We intend to enter into partnerships with third-party regulated trust and custodian entities where our partners receive and hold funds as reserves for the users of our USD-pegged stablecoin. Our and our partners’ abilities to manage and accurately safeguard these user assets requires a high level of internal controls. Our success and the success of our USD-pegged stablecoin requires significant public confidence in our and our partners’ ability to properly manage users’ balances and handle large and growing transaction volumes and amounts of user reserve funds. In addition, we are dependent on our partners’ operations, liquidity, and financial condition for the proper maintenance, use, and safekeeping of these user assets. Any failure by us or our partners to maintain the necessary controls or to manage user digital assets and funds appropriately and in compliance with applicable regulatory requirements could result in reputational harm, significant financial losses, lead users to discontinue or reduce their use of our and our partners’ products, and result in significant penalties and fines and additional restrictions, which could adversely impact our business, operating results, and financial condition.

We and third-party regulated trust and custodian entities intend to deposit, transfer, and custody cash and digital assets in multiple jurisdictions. In each instance, we or third-party regulated trust and custodian entities will be required to safeguard users’ assets using bank-level security standards applicable to our wallet and storage systems, as well as our financial management systems related to such custodial functions. Our security technology will be designed to prevent, detect, and mitigate inappropriate access to our systems, by internal or external threats. However, it is nevertheless possible that hackers, employees or service providers acting contrary to our policies, or others could circumvent these safeguards to improperly access our systems or documents, or the systems or documents of our business partners or service providers, and improperly access, obtain, and misuse user digital assets and funds. The methods used to obtain unauthorized access, disable, or degrade service or sabotage systems are also constantly changing and evolving and may be difficult to anticipate or detect for long periods of time. Our intended insurance coverage for such impropriety may be limited and may not cover the extent of loss nor the nature of such loss, in which case we may be liable for the full amount of losses suffered, which could be greater than all of our assets. Our ability to maintain fidelity insurance will also subject to the insurance carriers’ ongoing underwriting criteria. Any loss of user cash or digital assets could result in a subsequent lapse in insurance coverage, which could cause a substantial business disruption, adverse reputational impact, inability to compete with our competitors, and regulatory investigations, inquiries, or actions. Additionally, transactions undertaken through our planned websites or other electronic channels may create risks of fraud, hacking, unauthorized access or acquisition, and other deceptive practices. Any security incident resulting in a compromise of user assets could result in substantial costs to us and require us to notify impacted individuals, and in some cases regulators, of a possible or actual incident, expose us to regulatory enforcement actions, including substantial fines, limit our ability to provide services, subject us to litigation, significant financial losses, damage our reputation, and adversely affect our business, operating results, financial condition, and cash flows.

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The loss or destruction of private keys required to access any digital assets held in custody for our own account or for our users may be irreversible. If we are unable to access our private keys or if we experience a hack or other data loss relating to our ability to access any digital assets, it could cause regulatory scrutiny, reputational harm, and other losses.

Digital assets are generally controllable only by the possessor of the unique private key relating to the digital wallet in which the assets are held. While blockchain protocols typically require public addresses to be published when used in a transaction, private keys must be safeguarded and kept private in order to prevent a third party from accessing the digital assets held in such a wallet. In the future, to the extent that any of the private keys relating to our wallets containing digital assets held for our own account or for our users is lost, destroyed, or otherwise compromised or unavailable, and no backup of the private key is accessible, we will be unable to access the digital assets held in the related wallet. Further, we cannot provide assurance that our wallet will not be hacked or compromised. Digital assets and blockchain technologies have been, and may in the future be, subject to security breaches, hacking, or other malicious activities. Any loss of private keys relating to, or hack or other compromise of, digital wallets used to store our users’ digital assets could adversely affect our users’ ability to access or sell their digital assets, require us to reimburse our users for their losses, and subject us to significant financial losses in addition to losing user trust in us and our products. As such, any loss of private keys due to a hack, employee or service provider misconduct or error, or other compromise by third parties could hurt our brand and reputation, result in significant losses, and adversely impact our business.

We will be exposed to transaction losses due to chargebacks as a result of fraud or uncollectibility that may adversely impact our business, operating results, and financial condition.

We intend to allow our USD-pegged stablecoin to be paid for by credit and debit cards through payment processors which exposes us to risks associated with chargebacks and refunds. These claims could arise from fraud, misuse, unintentional use, settlement delay, or other activities. Also, criminals are using increasingly sophisticated methods to engage in illegal activities, such as counterfeiting and fraud. If we are unable to collect such amounts from the user, or if the user refuses or is unable, due to bankruptcy or other reasons, to reimburse us, we will bear the loss for the amount of the chargeback or refund.

While we intend to have policies to manage and mitigate chargeback and fraud risks, there is no assurance that such policies will be effective. Our failure to limit chargebacks and fraudulent transactions could increase the number of refunds and chargebacks that we have to process. In addition, if the number of refunds and chargebacks increase, our payment processors could require us to increase reserves, impose penalties on us, charge additional fees, or terminate their relationships with us. Failure to effectively manage risk and prevent fraud could increase our chargeback and refund losses or cause us to incur other liabilities. Increases in chargebacks, refunds or other liabilities could have an adverse effect on our operating results, financial condition, and cash flows.

Unfavorable media coverage could negatively affect our business.

Unfavorable publicity regarding, for example, products, product quality, litigation or regulatory activity, privacy practices, terms of service, employment matters, the use of our services or digital assets for illicit or objectionable ends, the actions of our users, or the actions of other companies that provide similar services to ours could adversely affect our reputation in the future. Further, we may, in the future, be the target of social media campaigns criticizing actual or perceived actions or inactions that are disfavored by our users, employees, or society at-large, which campaigns could materially impact our users’ decisions to utilize our stablecoin. Any such negative publicity could have an adverse effect on the size, activity, and loyalty of our users and result in a decrease in net revenue, which could adversely affect our business, operating results, and financial condition.

Our stablecoin and stablecoin ecosystem may be exploited to facilitate illegal activity such as fraud, money laundering, gambling, tax evasion, and scams. If any of our users utilize our stablecoin or stablecoin ecosystem to further such illegal activities, our business could be adversely affected.

Our USD-pegged stablecoin and stablecoin ecosystem may be exploited to facilitate illegal activity, including fraud, money laundering, gambling, tax evasion, and scams. We or our partners may be specifically targeted by individuals seeking to conduct fraudulent transfers, and it may be difficult or impossible for us to detect and avoid such transactions in certain circumstances. The use of our stablecoin and stablecoin ecosystem for illegal or improper purposes could subject us to claims, individual and class action lawsuits, and government and regulatory investigations, prosecutions, enforcement actions, inquiries, or requests that could result in liability and reputational harm for us. Moreover, certain activity that may be legal in one jurisdiction may be illegal in another jurisdiction, and certain activities that are at one time legal may in the future be deemed illegal in the same jurisdiction. As a result, there is significant uncertainty and cost associated with detecting and monitoring transactions for compliance with local laws. In the event that a user is found responsible for intentionally or inadvertently violating the laws in any jurisdiction, we may be subject to governmental inquiries, enforcement actions, prosecuted, or otherwise held secondarily liable for aiding or facilitating such activities. Any threatened or resulting claims could result in reputational harm, and any resulting liabilities, loss of transaction volume, or increased costs could harm our business.

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Moreover, while fiat currencies can be used to facilitate illegal activities, digital assets are relatively new and, in many jurisdictions, may be lightly regulated or largely unregulated. Many types of digital assets have characteristics, such as the speed with which digital currency transactions can be conducted, the ability to conduct transactions without the involvement of regulated intermediaries, the ability to engage in transactions across multiple jurisdictions, the irreversible nature of certain digital asset transactions, and encryption technology that anonymizes these transactions, that make digital assets susceptible to use in illegal activity. U.S. federal and state and foreign regulatory authorities and law enforcement agencies, such as the Department of Justice, SEC, Commodity Futures Trading Commission, Federal Trade Commission, Internal Revenue Service, or IRS, and various state securities and financial regulators have taken and continue to take legal action against persons and entities alleged to be engaged in fraudulent schemes or other illicit activity involving digital assets.

We cannot ensure that we will be able to detect illegal activity using our stablecoin or our stablecoin ecosystem. If any of our users utilize our stablecoin or stablecoin ecosystem to further such illegal activities, our business and reputation could be adversely affected.

A temporary or permanent blockchain “fork” to a digital asset could adversely affect our business.

Blockchain protocols, including Bitcoin and Ethereum, are open source. Any user can download the software, modify it, and then propose that Bitcoin, Ethereum or other blockchain protocols users and miners adopt the modification. When a modification is introduced and a substantial majority of users and miners consent to the modification, the change is implemented and the Bitcoin, Ethereum or other blockchain protocol network, as applicable, remain uninterrupted. However, if less than a substantial majority of users and miners consent to the proposed modification, and the modification is not compatible with the software prior to its modification, the consequence would be what is known as a “fork” (i.e., “split”) of the impacted blockchain protocol network and respective blockchain, with one prong running the pre-modified software and the other running the modified software. The effect of such a fork would be the existence of two parallel versions of the Bitcoin, Ethereum or other blockchain protocol network, as applicable, running simultaneously, but with each split network’s digital asset lacking interchangeability.

Both Bitcoin and Ethereum protocols have been subject to “forks” that resulted in the creation of new networks, including Bitcoin Cash ABC, Bitcoin Cash SV, Bitcoin Diamond, Bitcoin Gold, Ethereum Classic, and others. Some of these forks have caused fragmentation among platforms as to the correct naming convention for forked digital assets. Due to the lack of a central registry or rulemaking body, no single entity has the ability to dictate the nomenclature of forked digital assets, causing disagreements and a lack of uniformity among platforms on the nomenclature of forked digital assets, and which results in further confusion to users as to the nature of assets they hold on platforms. In addition, several of these forks were contentious and as a result, participants in certain communities may harbor ill will towards other communities. As a result, certain community members may take actions that adversely impact the use, adoption, and price of Bitcoin, Ethereum, or any of their forked alternatives.

Furthermore, hard forks can lead to new security concerns. For instance, when the Ethereum and Ethereum Classic networks split in July 2016, replay attacks, in which transactions from one network were rebroadcast on the other network to achieve “double-spending”, plagued platforms that traded Ethereum through at least October 2016, resulting in significant losses to some digital asset platforms. Similar replay attacks occurred in connection with the Bitcoin Cash and Bitcoin Cash SV network split in November 2018. Another possible result of a hard fork is an inherent decrease in the level of security due to the splitting of some mining power across networks, making it easier for a malicious actor to exceed 50% of the mining power of that network, thereby making digital assets that rely on proof-of-work more susceptible to attack, as has occurred with Ethereum Classic.

Future forks may occur at any time. A fork can lead to a disruption of networks and information technology systems, cybersecurity attacks, replay attacks, or security weaknesses, any of which can further lead to temporary or even permanent loss of our and our potential users’ assets. Such disruption and loss could cause us to be exposed to liability, even in circumstances where we have no intention of supporting an asset compromised by a fork.

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If the underlying smart contracts for our USD-pegged stablecoin do not operate as expected, it could lose value and our business could be adversely affected.

We intend for our USD-pegged stablecoin to represent units of value on smart contracts deployed on a third party blockchain. Smart contracts are programs that store and transfer value and execute automatically when certain conditions are met. Since smart contracts typically cannot be stopped or reversed, vulnerabilities in their programming and design can have damaging effects. For instance, in April 2018, a batch overflow bug was found in many Ethereum-based ERC20-compatible smart contract tokens that allows hackers to create a large number of smart contract tokens, causing multiple digital asset platforms worldwide to shut down ERC20-compatible token trading. Similarly, in March 2020, a design flaw in the MakerDAO smart contract caused forced liquidations of digital assets at significantly discounted prices, resulting in millions of dollars of losses to users who had deposited digital assets into the smart contract. If any such vulnerabilities or flaws come to fruition, smart contract-based digital assets, including our USD-pegged stablecoin, may suffer negative publicity, be exposed to security vulnerabilities, decline significantly in value, and lose liquidity over a short period of time.

In some cases, smart contracts can be controlled by one or more “admin keys” or users with special privileges, or “super users”. These users have the ability to unilaterally make changes to the smart contract, enable or disable features on the smart contract, change how the smart contract receives external inputs and data, and make other changes to the smart contract. For smart contracts that hold a pool of reserves, these users may also be able to extract funds from the pool, liquidate assets held in the pool, or take other actions that decrease the value of the assets held by the smart contract in reserves. Even for digital assets that have adopted a decentralized governance mechanism, such as smart contracts that are governed by the holders of a governance token, such governance tokens can be concentrated in the hands of a small group of core community members, who would be able to make similar changes unilaterally to the smart contract. If any such super user or group of core members unilaterally make adverse changes to a smart contract, the design, functionality, features and value of the smart contract, and its related digital assets may be harmed. In addition, assets held by the smart contract in reserves may be stolen, misused, burnt, locked up or otherwise become unusable and irrecoverable. These super users can also become targets of hackers and malicious attackers. If an attacker is able to access or obtain the super user privileges of a smart contract, or if a smart contract’s super-users or core community members take actions that adversely affect the smart contract, users who hold and transact in the affected digital assets may experience decreased functionality and value of the applicable digital assets, up to and including a total loss of the value of such digital assets. Although we do not control these smart contracts, any such events could cause users to seek damages against us or third-party providers or partners for their losses, result in reputational damage to us, or in other ways adversely impact our business.

Future developments regarding the treatment of digital assets for U.S. federal income and foreign tax purposes could adversely impact our business.

Due to the new and evolving nature of digital assets and the absence of comprehensive legal guidance with respect to digital asset products and transactions, many significant aspects of the U.S. federal income and foreign tax treatment of transactions involving digital assets, such as the purchase and sale of Bitcoin and other digital assets, as well as the provision of staking rewards and other digital asset incentives and rewards products, are uncertain, and it is unclear what guidance may be issued in the future on the treatment of digital asset transactions for U.S. federal income and foreign tax purposes.

In 2014, the IRS released a notice, or IRS Notice, discussing certain aspects of “convertible virtual currency” (that is, digital currency that has an equivalent value in fiat currency or that acts as a substitute for fiat currency) for U.S. federal income tax purposes and, in particular, stating that such digital currency (i) is “property” (ii) is not “currency” for purposes of the rules relating to foreign currency gain or loss and (iii) may be held as a capital asset. In 2019, the IRS released a revenue ruling and a set of “Frequently Asked Questions”, or the Ruling & FAQs, that provide some additional guidance, including guidance to the effect that, under certain circumstances, hard forks of digital currencies are taxable events giving rise to ordinary income and guidance with respect to the determination of the tax basis of digital currency. However, the IRS Notice and the Ruling & FAQs do not address other significant aspects of the U.S. federal income tax treatment of digital assets and related transactions. Moreover, although the Ruling & FAQs address the treatment of forks, there continues to be uncertainty with respect to the timing and amount of income inclusions for various digital asset transactions including, but not limited to, staking rewards and other digital asset incentives and rewards.

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There can be no assurance that the IRS or other foreign tax authority will not alter its existing position with respect to digital assets in the future or that a court would uphold the treatment set forth in the IRS Notice and the Ruling & FAQs. It is also unclear what additional guidance may be issued in the future on the treatment of existing digital asset transactions and future digital asset innovations for purposes of U.S. federal income tax or other foreign tax regulations. Any such alteration of existing IRS and foreign tax authority positions or additional guidance regarding digital asset products and transactions could result in adverse tax consequences for holders of digital assets and could have an adverse effect on the value of digital assets and the broader digital assets markets. Future technological and operational developments that may arise with respect to digital currencies may increase the uncertainty with respect to the treatment of digital currencies for U.S. federal income and foreign tax purposes. The uncertainty regarding tax treatment of digital asset transactions impacts our future users, and could impact our business, both domestically and abroad.

The cryptoeconomy is novel and has little to no access to policymakers or lobbying organizations, which may harm our ability to effectively react to proposed legislation and regulation of digital adverse to our business.

As digital assets have grown in both popularity and market size, various U.S. federal, state, and local and foreign governmental organizations, consumer agencies and public advocacy groups have been examining the operations of digital networks, users and platforms, with a focus on how digital assets can be used to launder the proceeds of illegal activities, fund criminal or terrorist enterprises, and the safety and soundness of platforms and other service providers that hold digital assets for users. Many of these entities have called for heightened regulatory oversight, and have issued consumer advisories describing the risks posed by digital assets to users and investors. For instance, in July 2019, U.S. Treasury Secretary Steven Mnuchin stated that he had “very serious concerns” about digital assets, and indicated that FinCEN is releasing new requirements relating to digital asset activities in 2020. Outside the United States, several jurisdictions have banned so-called initial coin offerings, such as China and South Korea, while Canada, Singapore, and Hong Kong have opined that token offerings may constitute securities offerings subject to local securities regulations. In July 2019, the United Kingdom’s Financial Conduct Authority proposed rules to address harm to retail customers arising from the sale of derivatives and exchange-traded notes that reference certain types of cryptocurrencies, contending that they are “ill-suited” to retail investors due to extreme volatility, valuation challenges and association with financial crimes.

The cryptoeconomy is novel and has little to no access to policymakers and lobbying organizations in many jurisdictions. Competitors from other, more established industries, including traditional financial services, may have greater access to lobbyists or governmental officials, and regulators that are concerned about the potential for digital assets for illicit usage may effect statutory and regulatory changes with minimal or discounted inputs from the cryptoeconomy. As a result, new laws and regulations may be proposed and adopted in the United States and internationally, or existing laws and regulations may be interpreted in new ways, that harm the cryptoeconomy or digital assets, which could adversely impact our business.

Many digital assets are subject to regulatory authority by the Commodity Futures Trading Commission, or CFTC. Any fraudulent or manipulative activity in our USD-pegged stablecoin could subject us to regulatory scrutiny, regulatory enforcement, and litigation.

The CFTC has stated and judicial decisions involving CFTC enforcement actions have confirmed that at least some digital assets, including Bitcoin, fall within the definition of a “commodity” under the U.S. Commodities Exchange Act of 1936, or CEA. As a result, the CFTC has general enforcement authority to police against manipulation and fraud in at least some spot digital asset markets. From time to time, manipulation, fraud, and other forms of improper trading by market participants have resulted in, and may in the future result in, CFTC investigations, inquiries, enforcement action, and similar actions by other regulators, government agencies, and civil litigation. Such investigations, inquiries, enforcement actions, and litigation may cause our intended business to incur substantial costs and could result in negative publicity.

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Particular digital assets or transactions therein could be deemed “commodity interests” (e.g., futures, options, swaps) or security-based swaps subject to regulation by the CFTC or SEC, respectively. If our USD-pegged stablecoin is deemed a commodity interest or a security-based swap, we would be subject to additional regulatory requirements, licenses and approvals, and potentially face regulatory enforcement, civil liability, and significant increased compliance and operational costs.

Commodity interests, as such term is defined by the CEA and CFTC rules and regulations, are subject to more extensive supervisory oversight by the CFTC, including licensing of entities engaged in commodity interest transactions. This CFTC authority extends to digital asset futures contracts and swaps, including transactions that are based on current and future prices of digital assets and indices of digital assets. To the extent that our USD-pegged stablecoin or transactions in our USD-pegged stablecoin are deemed to fall within the definition of a commodity interest, whether as a swap or otherwise and including pursuant to subsequent rulemaking or guidance by the CFTC, we may be subject to additional regulatory requirements and oversight and could be subject to judicial or administrative sanctions if we do not at a relevant time possess appropriate registrations. Such actions could result in injunctions, cease and desist orders, as well as civil monetary penalties, fines, and disgorgement, as well as reputational harm. The CFTC has previously brought enforcement actions against entities engaged in digital asset activities for failure to obtain appropriate exchange, execution facility and intermediary registrations.

Furthermore, the CFTC and the SEC have jointly adopted regulations defining “security-based swaps,” which include swaps based on single securities and narrow-based indices of securities. If a digital asset is deemed to be a security, certain transactions referencing that digital asset could constitute a security-based swap. A digital asset or transaction therein that is based on or references a security or index of securities, whether or not such securities are themselves digital assets, could also constitute a security-based swap. To the extent that our USD-pegged stablecoin or transactions in our USD-pegged stablecoin are deemed to fall within the definition of a security-based swap, including pursuant to subsequent rulemaking or guidance by the CFTC or SEC, we may be subject to additional regulatory requirements and oversight by the SEC and could be subject to judicial or administrative sanctions if we do not at a relevant time possess appropriate registrations. This could result in injunctions, cease and desist orders, as well as civil monetary penalties, fines, and disgorgement, as well as reputational harm.

We intend to obtain and process a large amount of sensitive user data. Any real or perceived improper use of, disclosure of, or access to such data could harm our reputation, as well as have an adverse effect on our business.

We and our third-party regulated trust and custodian entity partners intend to obtain and process large amounts of sensitive data, including personal data related to the holders of our USD-pegged stablecoin, such as their names, addresses, social security numbers, visa information, copies of government-issued identification, tax identification, and bank account information. We will face risks, including to our reputation, in the handling and protection of this data, and these risks will increase as our business expands. Federal, state, and international laws and regulations governing privacy, data protection, and e-commerce transactions require us to safeguard our users’, employees’, and service providers’ personal data.

We plan to have administrative, technical, and physical security measures and controls in place and maintain a robust information security program. However, our intended security measures may be inadequate or breached as a result of third-party action, employee or service provider error, malfeasance, malware, phishing, hacking attacks, system error, trickery, advances in computer capabilities, new discoveries in the field of cryptography, inadequate facility security or otherwise, and, as a result, someone may be able to obtain unauthorized access to sensitive information, including personal data, on our systems. Additionally, privacy and data protection laws are evolving, and it is possible that these laws may be interpreted and applied in a manner that is inconsistent with our data handling safeguards and practices that could result in fines, lawsuits, and other penalties, and significant changes to our or our third-party partners business practices and products and service offerings.

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Depending on the nature of the information compromised, in the event of a data breach or other unauthorized access to our data, we may also have obligations to notify stablecoin holders and regulators about the incident, and we may need to provide some form of remedy, such as a subscription to credit monitoring services, pay significant fines to one or more regulators, or pay compensation in connection with a class-action settlement (including under the new private right of action under the California Consumer Privacy Act of 2018, or the CCPA, which is expected to increase security breach litigation). Such breach notification laws continue to evolve and may be inconsistent from one jurisdiction to another. Complying with these obligations could cause us to incur substantial costs and could increase negative publicity surrounding any incident that compromises user data. Additionally, the financial exposure from the events referenced above could either not be insured against or not be fully covered through any intended insurance that we may maintain, and there can be no assurance that the limitations of liability in any of our intended contracts would be enforceable or adequate or would otherwise protect us from liabilities or damages as a result of the events referenced above. Any of the foregoing could have an adverse effect on our business, reputation, operating results, and financial condition.

Furthermore, we or our third-party regulated trust and custodian entity partners may be required to disclose personal data pursuant to demands from individuals, regulators, government agencies, and law enforcement agencies in various jurisdictions with conflicting privacy and security laws, which could result in a breach of privacy and data protection policies, notices, laws, rules, court orders, and regulations. Additionally, changes in the laws and regulations that govern our collection, use, and disclosure of data could impose additional requirements with respect to the retention and security of user data, could limit our marketing activities, and have an adverse effect on our business, operating results, and financial condition.

The overall regulatory framework governing the application of privacy laws to blockchain technology is still highly undeveloped and likely to evolve. Our failure, or the failure by our third-party providers or partners, to comply with applicable laws or regulations and to prevent unauthorized access to, or use or release of personal data, or the perception that any of the foregoing types of failure has occurred, could damage our reputation or result in fines or proceedings by governmental agencies and private claims and litigation, any of which could adversely affect our business, operating results, and financial condition.

Our future services are dependent on third party regulated trust and custodian entities, and any changes to their rules or practices could adversely impact our business.

The minting, issuance and redemption of our USD-pegged stablecoin, as well as holding and managing the reserve, will be conducted by third-party regulated trust and custodian entities. From time to time, such third party providers and partners may impose or increase in the future fees on the purchase of digital assets, including our USD-pegged stablecoin, which could negatively impact us and significantly increase our costs. Our third party providers and partners may have the right to pass any increases in fees on to us, and may impose additional use charges, which would increase our operating costs and reduce our operating income. We could attempt to pass these increases along to our stablecoin users, but this strategy might result in the loss of users to our competitors that may not pass along the increases, thereby reducing our revenue and earnings. If competitive practices prevent us from passing along the higher fees in the future, we may have to absorb all or a portion of such increases, thereby increasing our operating costs and reducing our earnings.

We may also be directly or indirectly liable to third party providers and partners for rule violations. Third party providers and partners set and interpret their operating rules and could adopt new operating rules or interpret or reinterpret existing rules that we or our processors might find difficult or even impossible to follow, or costly to implement. As a result, our planned business would be adversely affected.

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Risks Related to Our Common Stock

Since we are traded on the OTCQB, an active, liquid trading market for our common stock may not develop or be sustained. If and when an active market develops the price of our common stock may be volatile.

Presently, our common stock is traded on the OTCQB. Presently there is limited trading in our stock and in the absence of an active trading market investors may have difficulty buying and selling or obtaining market quotations, market visibility for shares of our common stock may be limited, and a lack of visibility for shares of our common stock may have a depressive effect on the market price for shares of our common stock.

The lack of an active market impairs your ability to sell your shares at the time you wish to sell them or at a price that you consider reasonable. The lack of an active market may also reduce the fair market value of your shares. An inactive market may also impair our ability to raise capital to continue to fund operations by selling shares.

Trading in stocks quoted on the OTCQB is often thin and characterized by wide fluctuations in trading prices, due to many factors that may have little to do with our operations or business prospects. The securities market has from time to time experienced significant price and volume fluctuations that are not related to the operating performance of particular companies. These market fluctuations may also materially and adversely affect the market price of shares of our common stock. Moreover, the OTCQB is not a stock exchange, and trading of securities is often more sporadic than the trading of securities listed on a quotation system like Nasdaq or a national stock exchange like the NYSE. Accordingly, stockholders may have difficulty reselling any shares of common stock.

There is no assurance that we will be able to pay dividends to our shareholders, which means that you could receive little or no return on your investment

Payment of dividends from our earnings and profits may be made at the sole discretion of our board of directors. There is no assurance that we will generate any distributable cash from operations. Our board may elect to retain cash for operating purposes, debt retirement, or some other purpose. Consequently, you may receive little or no return on your investment.

Our shares will be subordinate to all of our debts and liabilities, which increases the risk that you could lose your entire investment.

Our shares are equity interests that will be subordinate to all of our current and future indebtedness with respect to claims on our assets. In any liquidation, all of our debts and liabilities must be paid before any payment is made to our shareholders. The amount of any debt financing we incur creates a substantial risk that in the event of our bankruptcy, liquidation or reorganization, we may have no assets remaining for distribution to our shareholders after payment of our debts.

Our Board of Directors may authorize and issue shares of new classes of stock that could be superior to or adversely affect you as a holder of our common stock

Our board of directors has the power to authorize and issue shares of classes of stock, including preferred stock that have voting powers, designations, preferences, limitations and special rights, including preferred distribution rights, conversion rights, redemption rights and liquidation rights without further shareholder approval which could adversely affect the rights of the holders of our common stock. In addition, our board could authorize the issuance of a series of preferred stock that has greater voting power than our common stock or that is convertible into our common stock, which could decrease the relative voting power of our common stock or result in dilution to our existing common stockholders.

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Any of these actions could significantly adversely affect the investment made by holders of our common stock. Holders of common stock could potentially not receive dividends that they might otherwise have received. In addition, holders of our common stock could receive less proceeds in connection with any future sale of the Company, whether in liquidation or on any other basis.

There is a limited public market for our Common Stock

There is currently a limited public market for the common stock. Holders of our common stock may, therefore, have difficulty selling their common stock, should they decide to do so. In addition, there can be no assurances that such markets will continue or that any shares of common stock will be able to be sold without incurring a loss. Any such market price of the common stock may not necessarily bear any relationship to our book value, assets, past operating results, financial condition or any other established criteria of value, and may not be indicative of the market price for the common stock in the future. Further, the market price for the common stock may be volatile depending on a number of factors, including business performance, industry dynamics, news announcements or changes in general.

We may, in the future, issue additional common shares, which would reduce investors’ percent of ownership and may dilute our share value.

Our Articles of Incorporation authorizes the issuance of 500,000,000 shares of common stock. We currently have 69,689,086 shares of common stock issued and outstanding. The future issuance of common stock will result in substantial dilution in the percentage of our common stock held by our then existing shareholders. We may value any common stock issued in the future on an arbitrary basis. The issuance of common stock for future services or acquisitions or other corporate actions may have the effect of diluting the value of the shares held by our investors and might have an adverse effect on any trading market for our common stock.

There is a limited market for our common stock, which may make it difficult for holders of our common stock to sell their stock.

Our common stock currently trades on the OTCQB under the symbol “VMNT” and currently there is minimal trading in our common stock. There can be no assurance as to the liquidity of any markets that may develop for our common stock, the ability of holders of our common stock to sell our common stock, or the prices at which holders may be able to sell our common stock. Further, many brokerage firms will not process transactions involving low price stocks, especially those that come within the definition of a “penny stock.” If we cease to be quoted, holders of our common stock may find it more difficult to dispose of, or to obtain accurate quotations as to the market value of our common stock, and the market value of our common stock would likely decline.

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The trading price of our Common Stock is likely to be volatile, which could result in substantial losses to investors.

The trading price of our common stock is likely to be volatile and could fluctuate widely due to factors beyond our control. This may happen because of broad market and industry factors, including the performance and fluctuation of the market prices of other companies with business operations located outside of the United States. In addition to market and industry factors, the price and trading volume for our common stock may be highly volatile for factors specific to our own operations, including the following:

•	variations in our revenues, earnings and cash flow;
•	announcements of new investments, acquisitions, strategic partnerships or joint ventures by us or our competitors;
•	announcements of new offerings, solutions and expansions by us or our competitors;
•	changes in financial estimates by securities analysts;
•	detrimental adverse publicity about us, our brand, our services or our industry;
•	additions or departures of key personnel;
•	sales of additional equity securities; and
•	potential litigation or regulatory investigations.

Any of these factors may result in large and sudden changes in the volume and price at which our common stock will trade.

In the past, shareholders of public companies have often brought securities class action suits against those companies following periods of instability in the market price of their securities. If we were involved in a class action suit, it could divert a significant amount of our management’s attention and other resources from our business and operations and require us to incur significant expenses to defend the suit, which could harm our results of operations. Any such class action suit, whether or not successful, could harm our reputation and restrict our ability to raise capital in the future. In addition, if a claim is successfully made against us, we may be required to pay significant damages, which could have a material adverse effect on our financial condition and results of operations.

We are subject to be the penny stock rules which will make shares of our common stock more difficult to sell.

We are subject now and, in the future, may continue to be subject, to the SEC’s “penny stock” rules if our shares of common stock sell below $5.00 per share. Penny stocks generally are equity securities with a price of less than $5.00. The penny stock rules require broker-dealers to deliver a standardized risk disclosure document prepared by the SEC which provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer must also provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson, and monthly account statements showing the market value of each penny stock held in the customer’s account. The bid and offer quotations, and the broker-dealer and salesperson compensation information must be given to the customer orally or in writing prior to completing the transaction and must be given to the customer in writing before or with the customer’s confirmation.

In addition, the penny stock rules require that prior to a transaction, the broker dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. The penny stock rules are burdensome and may reduce purchases of any offerings and reduce the trading activity for shares of our common stock. As long as our shares of common stock are subject to the penny stock rules, the holders of such shares of common stock may find it more difficult to sell their securities.

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The sale or availability for sale of substantial amounts of our common stock could adversely affect their market price.

Sales of substantial amounts of our common stock in the public market, or the perception that these sales could occur, could adversely affect the market price of our common stock and could materially impair our ability to raise capital through equity offerings in the future. Shares held by our existing shareholders may be sold in the public market in the future subject to the restrictions in Rule 144 and Rule 701 under the Securities. We currently have 69,689,086 shares of common stock outstanding, with approximately 39% of the shares being held by affiliates. We cannot predict what effect, if any, market sales of securities held by our significant shareholders or any other shareholder or the availability of these securities for future sale will have on the market price of our common stock.

We are an emerging growth company within the meaning of the Securities Act and therefore may take advantage of certain reduced reporting requirements.

Since we are an “emerging growth company,” as defined in the JOBS Act, we will take advantage of certain exemptions from requirements applicable to other public companies which are eligible to be considered emerging growth companies. Most significantly, we need not comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002.

ITEM 2. FINANCIAL INFORMATION

Management’s Discussion and Analysis of Financial Condition and Results of Operations

We make forward-looking statements in this report, in other materials we file with the Securities and Exchange Commission (the “SEC”) or otherwise release to the public, and on our website. In addition, our senior management might make forward-looking statements orally to analysts, investors, the media and others. Statements concerning our future operations, prospects, strategies, financial condition, future economic performance (including growth and earnings) and demand for our products and services, and other statements of our plans, beliefs, or expectations, including the statements contained in this Item 2 “Management’s Discussion and Analysis of Financial Condition and Results of Operation,” regarding our future plans, strategies and expectations are forward-looking statements. In some cases, these statements are identifiable through the use of words such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “plan,” “project,” “target,” “can,” “could,” “may,” “should,” “will,” “would” and similar expressions. You are cautioned not to place undue reliance on these forward-looking statements because these forward-looking statements we make are not guarantees of future performance and are subject to various assumptions, risks, and other factors that could cause actual results to differ materially from those suggested by these forward-looking statements. Thus, our ability to predict results or the actual effect of future plans or strategies is inherently uncertain. Factors which could have a material adverse effect on our operations and future prospects include, but are not limited to, changes in: economic conditions generally and the automotive modified plastics market specifically, legislative or regulatory changes that affect our business, including changes in regulation, the availability of working capital, the introduction of competing products, and other risk factors described herein. These risks and uncertainties, together with the other risks described from time-to-time in reports and documents that we filed with the SEC should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements. Indeed, it is likely that some of our assumptions will prove to be incorrect. Our actual results and financial position will vary from those projected or implied in the forward-looking statements and the variances may be material. We expressly disclaim any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

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The forward-looking statements are not historical facts, but rather are based on current expectations, estimates, assumptions and projections about our industry, business and future financial results. The forward-looking statements speak only as of the date on which they are made, and, except to the extent required by federal securities laws, we undertake no obligation to update any forward-looking statements to reflect events or circumstances after the date on which the statements are made or to reflect the occurrence of unanticipated events. Our actual results could differ materially from the results contemplated by these forward-looking statements due to a number of factors, including those discussed under “Item 1A. Risk Factors” and other sections in this Form 10.

Overview

Vemanti, incorporated on April 3, 2014 under the laws of the State of Nevada, is a technology-driven and fintech-focused company that seeks to be active in the high-growth emerging markets. Through our wholly-owned subsidiary, VoiceStep, we provide a one-stop solution with regard to business-class VoIP services to our SME customers in the United States. We also have 20% ownership interest in Fvndit which, through its subsidiaries, operates an online short-term P2P financing platform for SMEs in Vietnam.

On July 17, 2018, the Company made a $25,000 Keep It Simple Security (“KISS”) investment in a first round offering of Chopp, Inc. (“Chopp”), a Delaware-registered online logistics company that currently operates as a same-day e-grocery delivery service. Vemanti believed Chopp had similar synergies to eLoan and as such, would be a good investment for our Company. Chopp’s valuation exceeded our Company’s expectations and they continued to take on more investors. Unfortunately, our initial investment was diluted to the extent that it did not make sense to keep our investment in Chopp. Given Chopp’s higher than expected valuation, it also did not make sense financially for the Company to come in on a second round offering as we did not have the capital needed. In June 2019, the Company cancelled its investment in Chopp, Inc. and received repayment of its initial $25,000 investment.

We began generating revenue from the sales of our VoiceStep products since its inception in 2014, but have incurred significant net losses since 2015. For the fiscal year ended December 31, 2020 and 2019, we recognized approximately $162,292, and $326,840, respectively, in sales, and $17,690 and $10,751, respectively from other income. For the fiscal year ended December 31, 2020 and 2019, we also recorded $8,503 unrealized loss and an unrealized gain of $6,559, respectively, on our investment in Fvndit. For the fiscal year ended December 31, 2019, the earnings from Fvndit was insignificant. We incurred a net loss of $76,876 and $225,861, respectively, for the fiscal year ended December 31, 2020 and 2019.

For the three months ended March 31, 2021 and 2020, we recognized approximately $36,243, and $48,767, respectively, in sales, and $0 and $5,251, respectively from interest income. For the three months ended March 31, 2021 and 2020, we also recorded $1,651 unrealized loss and an unrealized gain of $0, respectively, on our investment in Fvndit. We incurred a net loss of $69,967 and $34,071, respectively, for the three months ended March 31, 2021 and 2020.

As reflected in the consolidated financial statements, we used cash in operations of $75,312 and had a net loss from operations of $76,876 and an accumulated deficit of $1,658,963 for the fiscal year ended December 31, 2020. As reflected in the unaudited interim financial statements, we used cash in operations of $62,873 and had a net loss from operations of $69,967 and an accumulated deficit of $1,728,930 for the three months ended March 31, 2021. While we believe in the viability of our strategy to generate sufficient revenues and in our ability to raise additional funds, there can be no assurances that we will be successful or that our cash position will be sufficient to support our daily operations. Our continued existence is dependent upon our ability to continue to execute our operating plan and to obtain additional debt or equity financing. There can be no assurance the necessary debt or equity financing will be available or will be available on terms acceptable to our Company. Accordingly, we may decide to exit our existing business and explore potential strategic alternatives, including establishing a new business, or target an existing business for acquisition, without restriction to any specific business, industry or geographical location.

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Results of Operations

Fiscal year ended December 31, 2020 compared to fiscal year ended December 31, 2019

	2020	2019
	Amount	Amount
Sales	$162,292	$326,840
Cost of sales	$36,016	$64,008
Gross margin	$126,276	$262,832
Total other income (expense) net	$9,187	$17,310
Total operating expenses	$210,691	$506,003
Net loss	$(76,876)	$(225,861)

Revenues

Revenues were $162,292 in the fiscal year ended December 31, 2020, a decrease of $164,548 or 50.3%, compared to $326,840 in the same period of last year. The decrease was mainly due to the abundant supply of telecommunications applications that provide free-of-charge video chats and voice calls between computers, tablets, and mobile devices over the internet which led to a drop in demand for VoiceStep’s payment-based voice services.

Gross Profit and Gross Profit Margin

Gross profit was $126,276 in the fiscal year ended December, 2020, compared to $262,832 in the same period of 2019. Our gross profit margin decreased 51.9% for the fiscal year ended December 31, 2020. The decrease was mainly due to the abundant supply of telecommunications applications that provide free-of-charge video chats and voice calls between computers, tablets, and mobile devices over the internet which led to a drop in demand for VoiceStep’s payment-based voice services

Equipment

Equipment at December 31, 2020 and December 31, 2019 consisted of the following:

	December 31, 2020	December 31, 2019
Software licenses	$32,188	$32,188
Computer equipment	17,080	17,080
	49,268	49,268
Less accumulated depreciation	(47,895)	(47,154)
Equipment, net	$1,373	$2,114

Depreciation expense was $741 for the years ended December 31, 2020 and 2019.

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Digital Assets

The following represents the change in digital assets:

	December 31, 2020	December 31, 2019
	Cryptocurrencies
Beginning balance	$-	$3,921
Realized gain	-	4,322
Impairment Loss	-	-
Transfer of cryptocurrencies	-	(8,243)
Ending balance	$-	$-

The Company does not record fair value gains (losses) associated with its digital assets. Cryptocurrencies are classified as intangible assets, and the Company tests these assets for impairment on an annual basis. In May 2019, the Company’s entire digital assets balance was used to pay the CEO for services rendered (see Material Transactions with Related Parties).

General and Administrative Expenses

General and administrative (G&A) expenses were $210,691 for the fiscal year ended December 31, 2020 compared to $506,003 in the same period in 2019, representing a decrease of 58.3%, or $295,312. The decrease was mainly due to reduced expenses and compensations paid to outside consultants and contractors.

Operating Loss

Total operating income loss was $84,415 in the fiscal year ended December 31, 2020 compared to $243,171 in the same period of 2019, representing a decrease $158,756 or 65.3%. This decrease is primarily due to reduced operating expenses.

Income Taxes

	2020		2019
	Amount	Percent	Amount	Percent

Federal statutory rates	$(15,798)	21.0%	$(47,431)	21.0%
State income taxes	(6,620)	8.8%	(19,876)	8.8%
Permanent differences	946	21.00%	(915)	-0.4%
Valuation allowance	21,472	-28.54%	66,392	-29.8%
Effective rate	$-	0.0%	$-	0.0%

As of December 31, 2020 and 2019, there were no significant deferred tax assets, except for a net operating loss carryforwards for which a 100% valuation allowance has been provided.

The Company annually conducts an analysis of its tax positions and has concluded that it has no uncertain tax positions as of December 31, 2020 and 2019. The 2017 to 2019 tax years are still subject to federal audit. The 2016 to 2019 tax years are still subject to state audit.

The Company had $1,132,304 and $1,061,581 of net operating loss carryforwards available as of December 31, 2020 and 2019, respectively, for Federal and state tax purposes. Net operating loss carryforwards start to expire in 2039 or 20 years for federal income and state tax purposes.

Net Income

As a result of the above factors, we had a net loss of $76,876 at the fiscal year end of December 31, 2020 compared to a net loss of $225,861 in 2019.

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Results of Operations

The three months ended March 31, 2021 compared to the three months ended March 31, 2020

	2021	2020
	Amount	Amount
Sales	$36,243	$48,767
Cost of sales	$5,403	$10,465
Gross margin	$30,840	$38,302
Total other income (expense) net	$(1,651)	$5,251
Total operating expenses	$99,156	$78,459
Net loss	$(69,967)	$(34,071)

Revenues

Revenues were $36,243 for the three months ended March 31, 2021, a decrease of $12,524 or 25%, compared to $48,767 in the same period of last year. The decrease was mainly due to the abundant supply of telecommunications applications that provide free-of-charge video chats and voice calls between computers, tablets, and mobile devices over the internet which led to a drop in demand for VoiceStep’s payment-based voice services.

Gross Profit and Gross Profit Margin

Gross profit was $30,840 for the three months ended March 31, 2021, compared to $38,302 in the same period of 2020. Our gross profit margin decreased 19.4% for the three months ended March 31, 2021. The decrease was mainly due to the abundant supply of telecommunications applications that provide free-of-charge video chats and voice calls between computers, tablets, and mobile devices over the internet which led to a drop in demand for VoiceStep’s payment-based voice services

Equipment

Equipment at March 31, 2021 and December 31, 2020 consisted of the following:

	March 31, 2021	December 31, 2020
Software licenses	$32,188	$32,188
Computer equipment	17,080	17,080
	49,268	49,268
Less accumulated depreciation	(48,080)	(47,895)
Equipment, net	$1,188	$1,373

Depreciation expense was $185 for both the three months ended March 31, 2021 and 2020.

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Digital Assets

The following represents the change in digital assets:

	March 31, 2021	December 31, 2020
	Cryptocurrencies
Beginning balance	$-	$-
Purchase of cryptocurrenices	10,000	-
Gain or (loss)	-	-
	-	-
Ending balance	$10,000	$-

The Company does not record fair value gains (losses) associated with its digital assets. Cryptocurrencies are classified as intangible assets, and the Company tests these assets for impairment on an annual basis. Cryptocurrencies are classified as intangible assets, and the Company tests these assets for impairment on an annual basis.

General and Administrative Expenses

General and administrative (G&A) expenses were $99,156 for the three months ended March 31, 2021 compared to $78,459 in the same period in 2020, representing an increase of 26.4%, or $20,697. The increase was mainly due to increased expenses and compensations paid to outside consultants and contractors.

Operating Loss

Total operating income loss was $68,316 for the three months ended March 31, 2021 compared to $40,157 in the same period of 2020, representing an increase of $28,159 or 70.1%. This increase is primarily due to increased operating expenses.

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As of March 31, 2021 and 2020, there were no significant deferred tax assets, except for a net operating loss carryforwards for which a 100% valuation allowance has been provided.

The Company annually conducts an analysis of its tax positions and has concluded that it has no uncertain tax positions as of December 31, 2020 and 2019. The 2017 to 2019 tax years are still subject to federal audit. The 2016 to 2019 tax years are still subject to state audit.

The Company had $1,132,304 and $1,061,581 of net operating loss carryforwards available as of December 31, 2020 and 2019, respectively, for Federal and state tax purposes. Net operating loss carryforwards start to expire in 2039 or 20 years for federal income and state tax purposes.

Net Income

As a result of the above factors, we had a net loss of $69,976 for the three months ended March 31, 2021 compared to a net loss of $34,071 in 2020.

LIQUIDITY AND CAPITAL RESOURCES

Historically, our primary uses of cash have been to finance working capital needs. We expect that we will be able to meet our needs to fund operations, capital expenditures and other commitments in the next 12 months primarily with our cash and cash equivalents and operating cash flows.

We may need to raise additional capital to fund our operating expenses, pay our obligations, and grow our company in the future. Our current resources may be insufficient to satisfy all of our cash requirements and we may seek to sell additional equity or debt securities or obtain a credit facility. Our future operations may be dependent on our ability to secure additional financing. Even if we are able to raise the funds required, it is possible that we could incur unexpected costs and expenses, fail to collect amounts owed to us, or experience unexpected cash requirements that would force us to seek alternative financing. Furthermore, if we issue additional equity or debt securities, stockholders may experience additional dilution or the new equity securities may have rights, preferences or privileges senior to those of existing holders of our common stock.

Currently, the Company has sufficient cash to remain in business for the next 12 months.

The following table sets forth a summary of our cash flows for the periods indicated.

Item	For the Year Ended December 31,
	2020	2019
Net cash used in operating activities	$(75,312)	(109,553)
Net cash used in investing activities	200,000	(175,000)
Net cash provided by financing activities	-	-
Net (decrease) increase in cash	124,688	(284,553)
Cash at the beginning of period	118,806	403,359
Cash at the end of period	$243,494	$118,806

Operating Activities

Net cash used in operating activities was $75,312 for the fiscal year ended December 31, 2020, as compared to $109,553 used in operating activities for the fiscal year ended December 31, 2019, primarily due to the net losses incurred.

Investing Activities

Net cash provided by investing activities was $200,000 for the fiscal year ended December 31, 2020, compared to net cash used in investing activities of $175,000 for the fiscal year ended December 31, 2019.

Item	For the Three Months Ended March 31,
	2021	2020
Net cash used in operating activities	$(62,873)	(37,759)
Net cash used in investing activities	(10,000)	-
Net cash provided by financing activities	265,000	-
Net (decrease) increase in cash	192,127	(37,759)
Cash at the beginning of period	243,494	118,806
Cash at the end of period	$435,621	$81,047

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Operating Activities

Net cash used in operating activities was $62,873 for the three months ended March 31, 2021, as compared to $37,759 used in operating activities for the three months ended March 31, 2020, primarily due to the net losses incurred.

Investing Activities

Net cash used in investing activities was $10,000 for the three months ended March 31, 2021, compared to net cash used in investing activities of $0 for the three months ended March 31, 2020.

COMMITMENTS AND CONTINGENCIES

Off-Balance Sheet Arrangements

We have no off-balance sheet arrangements.

Critical Accounting Policies

These audited consolidated financial statements are prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”). These audited consolidated financial statements should be read in conjunction with the audited consolidated financial statements and notes thereto. In preparing these audited consolidated financial statements, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities as of the date of the consolidated financial statements and the reported amount of revenues and expenses during the reporting periods. Actual results could differ from those estimates. The most significant estimates and assumptions included in the Company’s consolidated financial statements relate to revenue recognition, allowances for doubtful accounts, valuations for deferred income taxes and recoverability of investments.

The accompanying audited consolidated financial statements include the accounts of the Company and its wholly-owned subsidiary, VoiceStep. All significant intercompany transactions and balances have been eliminated.

Revenue recognition

On January 1, 2019, the Company adopted the accounting standard ASC 606, Revenue from Contracts with Customers, for all open contracts and related amendments as of December 31, 2019 using the modified retrospective method. The adoption had no impact to the reported results.

The Company recognizes revenue in accordance with ASC 606, the core principle of which is that an entity should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled to receive in exchange for those goods or services. To achieve this core principle, five basic criteria must be met before revenue can be recognized: (1) identify the contract with a customer; (2) identify the performance obligation(s) in the contract; (3) determine the transaction price; (4) allocate the transaction price to performance obligation(s) in the contract; and (5) recognize revenue when or as the Company satisfies a performance obligation.

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The Company recognizes revenues derived from sub-leasing telecommunications infrastructure and the provision of telecommunications and colocation services. These revenues are accounted for as a single performance obligation satisfied over time because the customer simultaneously receives and consumes the benefits of the Company’s performance on a monthly basis. These arrangements stipulate monthly billing and the Company has elected the “as invoiced” practical expedient to recognize revenue as the services are consumed as the Company has the right to payment in an amount that corresponds directly with the value of performance completed to date.

Taxes collected from customers and remitted to a governmental authority are reported on a net basis and are excluded from revenue. Most revenue is billed in advance on a fixed-rate basis. The remainder of revenue is billed in arrears on a transactional basis determined by customer usage.

The Company often bills customers for upfront charges. These charges relate to down payments or prepayments for future services or equipment and are influenced by various business factors including how the Company and customer agree to structure the payment terms. These payments are recognized as deferred revenue until the service is provided or equipment is delivered and installed. All ongoing fees are billed and recognized as revenue on a monthly basis as service is provided.

Use of estimates

The preparation of consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions. These estimates and assumptions affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Significant estimates made by management include, among others, revenue recognition, recoverability of accounts receivable, and investments. Actual results could differ from those estimates. It is possible that accounting estimates and assumptions may be material to the Company due to the levels of subjectivity and judgment involved.

Income taxes

The Company accounts for income taxes in accordance with FASB ASC Topic 740, Income Taxes. ASC 740 requires a company to use the asset and liability method of accounting for income taxes, whereby deferred tax assets are recognized for deductible temporary differences, and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion, or all of, the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

Under ASC 740, a tax position is recognized as a benefit only if it is “more likely than not” that the tax position would be sustained in a tax examination, with a tax examination being presumed to occur. The amount recognized is the largest amount of tax benefit that is greater than 50% likely of being realized on examination. For tax positions not meeting the “more likely than not” test, no tax benefit is recorded.

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Property, Plant And Equipment, Net

Equipment is stated at cost. Expenditures for maintenance and repairs are charged to earnings as incurred; additions, renewals and betterments are capitalized. When equipment is retired or otherwise disposed of, the related cost and accumulated depreciation are removed from the respective accounts, and any gain or loss is included in operations. Depreciation of equipment is provided using the straight-line method for substantially all assets with estimated lives as follows:

Software licenses	5 years
Computer equipment	5 years

Long-Lived Assets

The Company applies the provisions of Accounting Standards Codification (“ASC”) Topic 360, Property, Plant, and Equipment, which addresses financial accounting and reporting for the impairment or disposal of long-lived assets. ASC 360 requires impairment losses to be recorded on long-lived assets used in operations when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the assets’ carrying amounts. In that event, a loss is recognized based on the amount by which the carrying amount exceeds the fair value of the long-lived assets. Loss on long-lived assets to be disposed of is determined in a similar manner, except that fair values are reduced for the cost of disposal. Based on its review at September 30, 2020 and December 31, 2019, the Company believes there was no impairment of its long-lived assets.

Recently Issued Accounting Guidance

In August 2018, the FASB issued ASU No. 2018-13, Fair Value Measurement (Topic 820): Disclosure Framework— Changes to the Disclosure Requirements for Fair Value Measurement. The guidance is intended to improve the fair value measurement reporting of financial instruments including the effectiveness of the notes to financial statements by facilitating clearer communication, and it includes multiple new, eliminated and modified disclosure requirements. The guidance was effective for the Company as of January 1, 2020. The adoption of this guidance is not expected to have a material impact on the Company’s consolidated financial statements.

In December 2019, the FASB issued ASU No. 2019-12 Income Taxes (Topic 740)—Simplifying the Accounting for Income Taxes. The guidance removes certain exceptions to the general income tax accounting principles and clarifies and amends existing guidance to facilitate consistent application of the accounting principles. The new guidance is effective for the Company as of January 1, 2021. The adoption of the amendments in this update is not expected to have a material impact on the Company consolidated financial position and results of operations.

Management does not believe any other recently issued but not yet effective accounting pronouncement, if adopted, would have a material impact effect on the Company’s present or future financial statements.

Quantitative and Qualitative Disclosures about Market Risks

Not applicable.

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Legal Proceedings

From time to time, the Company and its affiliates are parties to various legal actions arising in the ordinary course of business. There are no pending legal proceedings against the Company or its affiliates.

ITEM 3. PROPERTIES.

Since 2014, the Company has operated under a shared-workspace environment at Regus in Irvine, CA and Newport Beach, CA. Its official mailing address is 7545 Irvine Center Dr., Ste. 200, Irvine, CA 92660, CA 92660, USA. The Company does not own any real estate. The Company believes that its current space is sufficient for its business.

ITEM 4. SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT.

The following table lists, as of June 30, 2021, the number of shares of common stock beneficially owned by (i) each person, entity or group (as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934) known to the Company to be the beneficial owner of more than 5% of the outstanding common stock; (ii) each of our directors (iii) each of our Named Executive Officers and (iv) all executive officers and directors as a group. Information relating to beneficial ownership of common stock by our principal stockholders and management is based upon information furnished by each person using “beneficial ownership” concepts under the rules of the SEC. Under these rules, a person is deemed to be a beneficial owner of a security if that person directly or indirectly has or shares voting power, which includes the power to vote or direct the voting of the security, or investment power, which includes the power to dispose or direct the disposition of the security. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days. Under the SEC rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he or she may not have any pecuniary interest. Except as noted below, each person has sole voting and investment power with respect to the shares beneficially owned and each stockholder’s address is c/o Vemanti Group, Inc., 7545 Irvine Center Dr., Suite 200, Irvine CA, 93618.

The percentages below are calculated based on 69,689,086 shares of common stock issued and outstanding as of June 30, 2021.

Name of Beneficial Owner	Shares	Percentage	Voting Power %	Total Combined Voting Power %
Executive Officers and Directors:
Rachel Boulds	Common: 0	0%	0%	0
	Preferred: 0	0%	0%

Tan Tran (1)	Common: 27,350,000	39.2%	39.2%
	Preferred: 40,000,000	100%	100%	90.99%
All officers and directors as a group of (2 persons)

5% or Greater Holders:

Tan Tran (1)	Common: 27,350,000	39.2%	39.2%
	Preferred: 40,000,000	100%	100%	90.99%

_____________

(1)	Each share of Series A Preferred Stock has the right to 10 votes per each share of common stock.

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ITEM 5. DIRECTORS AND EXECUTIVE OFFICERS.

The following table sets forth information regarding our current directors and executive officers:

Name	Age	Position
Tan Tran	56	Chief Executive Officer and Chief Financial Officer
Rachel Boulds	51	Director

Tan Tran: Mr. Tran, age 56, has been our Company’s Chairman and Director since the Company’s inception in April 2014. Mr. Tran has also served, full time, as the Company’s President and Chief Executive Officer since April 2014. He co-founded VoiceStep in 2004. From October 2018 to March 2021, Mr. Tran served as an Officer and Director for Fvndit. Since founding Vemanti Group, Tan has worked to share Vemanti’s strategy and vision with customers, partners, shareholders, and investors. His mission is to turn Vemanti into an investment and incubation platform for emerging companies with great growth potential, especially in Vietnam which continues to be an economic force on both a regional and global scale. He attended California State University, Fullerton with B.S.E.E. Mr. Tran’s management and extensive experience and his role as founder of VoiceStep led to the conclusion that he should serve as a director of Vemanti.

Rachel Boulds: Ms. Boulds, age 51, has been our Company’s Director since January 2021. Ms. Boulds was appointed as the Company’s Chief Financial Officer and served in that capacity from May 2016 through October 2018, when she resigned. Ms. Boulds rejoined the Company as a Director earlier this year. Ms. Boulds specializes in preparation of full disclosure financial statements for public companies to comply with GAAP and SEC requirements. Prior to joining our Company, Ms. Boulds worked as a senior auditor for HJ & Associates, LLC, where she performed audits and reviews for public and private companies. Ms. Boulds holds a Bachelor’s degree in Accounting from San Jose State University. Ms. Bould’s leadership experience makes her well qualified to serve as a director on our board.

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Family Relationships

There are no family relationships among our directors.

Involvement in Certain Legal Proceedings

During the past ten years no current director, executive officer, promoter or control person of the Company has been involved in the following:

(1) A petition under the Federal bankruptcy laws or any state insolvency law which was filed by or against, or a receiver, fiscal agent or similar officer was appointed by a court for the business or property of such person, or any partnership in which he was a general partner at or within two years before the time of such filing, or any corporation or business association of which he was an executive officer at or within two years before the time of such filing;

(2) Such person was convicted in a criminal proceeding or is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses);

(3) Such person was the subject of any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him from, or otherwise limiting, the following activities:

i. Acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the Commodity Futures Trading Commission, or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity;

ii. Engaging in any type of business practice; or

iii. Engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of Federal or State securities laws or Federal commodities laws;

(4) Such person was the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any Federal or State authority barring, suspending or otherwise limiting for more than 60 days the right of such person to engage in any activity described in paragraph (f)(3)(i) of this section, or to be associated with persons engaged in any such activity;

(5) Such person was found by a court of competent jurisdiction in a civil action or by the Commission to have violated any Federal or State securities law, and the judgment in such civil action or finding by the Commission has not been subsequently reversed, suspended, or vacated;

(6) Such person was found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any Federal commodities law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended or vacated;

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(7) Such person was the subject of, or a party to, any Federal or State judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of:

i. Any Federal or State securities or commodities law or regulation; or

ii. Any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order; or

iii. Any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

(8) Such person was the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26))), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29))), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Board Committees

The Company has a formal Audit Committee as of January 2021. Rachel Boulds is a member of the Audit Committee. The Company does not have a formal Nominating Committee or Compensation Committee. As the Company’s business expands, the directors will evaluate the necessity of such committees.

Code of Ethics

The Company adopted a code of ethics policy to apply to its principal executive officer, principal financial officer, principal accounting officer and controller, or persons performing similar functions on February 23, 2016.

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ITEM 6. EXECUTIVE COMPENSATION.

The following table sets forth information concerning all cash and non-cash compensation awarded to, earned by or paid to our Chief Executive Officer with compensation exceeding $100,000 during 2020 (“Named Executive Officer”).

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)	Bonus ($)	Option Awards ($)(2)	All Other Compensation ($)	Total ($)

Tan Tran	2020	$40,000	0	0	0	$40,000
	2019	$134,000	0	0	$8,234	$142,234

Employment Agreements with Key Executives

None.

Director Compensation

There is currently no agreement or arrangement to pay any of our directors for their services as directors.

Outstanding Equity Awards at Fiscal Year-End

There are no current outstanding equity awards as of December 31, 2020.

Long-Term Incentive Plans

There are no arrangements or plans in which we provide pension, retirement or similar benefits.

Compensation Committee

We currently do not have a compensation committee of the Board of Directors. The Board of Directors as a whole determines executive compensation.

Compensation of Directors

For the years ended December 31, 2020 and 2019, no members of our board of directors received compensation in their capacity as directors.

ITEM 7. CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE.

Certain Relationships and Related Transactions

On November 13, 2018, the Company purchased a 20% interest in Fvndit, Inc.. f/k/a Directus Holdings, Inc., which owns eLoan, JSC (“eLoan”), a fintech company based in Vietnam, for $300,000. Half of the purchase price was made through a cash payment of $150,000, and the remaining half of the purchase price was made through the issuance of 1,252,086 shares of Vemanti Group’s common stock to the founders of eLoan.

On October 5, 2020, Fvndit issued 500,000 shares of common stock to Tan Tran, CEO and majority shareholder of Vemanti. Mr. Tran and Vemanti together own 8,500,000 shares or 20.99% of  Fvndit’s total outstanding shares.

On August 9, 2019 Vemanti entered into an agreement to lend $200,000 to Fvndit for the purpose of developing a peer-to-peer business lending platform operating in Vietnam. The annual interest rate on the loan is 10.5% payable monthly to Vemanti. On August 12, 2019 Fvndit drew down the full $200,000. The entire loan was subsequently repaid in full by August 12, 2020.

Tan Tran served as an Officer and Director for Fvndit from October 2018 until March 2021, when he resigned. Tan Tran is not affiliated with Thomas Duc Tran, who was appointed Chairman, CEO, President, Secretary, and Treasurer of Fvndit on March 16, 2021.

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Material Transactions with Related Parties

On May 15, 2019, the Company transferred assets with a fair market value of $8,243 to Mr. Tran in exchange for services rendered.

Since 2019, The Company has paid for some administrative expenses on behalf of Fvndit. The balance of those payments were $24,498 for the year ended December 31, 2020 and $17,109 for the year ended December 31, 2019.

The Company pays the Chief Executive Officer for professional services. The total of those payments were $40,000 in 2020, and $134,000 in 2019.

VoiceStep pays a member of the Chief Executive Officer’s family for technical services. The total of those payments were $40,000 in 2020, and $48,000 in 2019.

Review, Approval and Ratification of Related Party Transactions

Given our small size and limited financial resources, we have not adopted formal policies and procedures for the review, approval or ratification of transactions, such as those described above, with our executive officer(s), Director(s) and significant stockholders. We intend to establish formal policies and procedures in the future, once we have sufficient resources and have appointed additional Directors, so that such transactions will be subject to the review, approval or ratification of our Board of Directors, or an appropriate committee thereof. On a moving forward basis, our Directors will continue to approve any related party transaction.

Director Independence

Our board of directors is currently composed of three members, two of whom qualify as independent directors in accordance with the published listing requirements of the NASDAQ Global Market. The NASDAQ independence definition includes a series of objective tests, such as that the director is not, and has not been for at least three years, one of our employees and that neither the director, nor any of his family members has engaged in various types of business dealings with us.

ITEM 8. LEGAL PROCEEDINGS.

The Company is not a party to any legal proceedings nor is the Company aware of any pending or threatened litigation.

ITEM 9. MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT’S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS.

Our common stock is currently quoted on the OTCQB under the trading symbol “VMNT”. Trading in stocks quoted on the OTC Markets is often thin and is characterized by wide fluctuations in trading prices due to many factors that may have little to do with a company’s operations or business prospects. We cannot assure you that there will be a market for our common stock in the future.

There is no active trading market for our common stock.

As of June 30, 2021, we had 69,689,086 shares of our Common Stock, par value $0.0001, issued and outstanding. There were 76 beneficial owners of our Common Stock.

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Penny Stock Regulations

The Securities and Exchange Commission has adopted regulations which generally define “penny stock” to be an equity security that has a market price of less than $5.00 per share. Our Common Stock is currently within the definition of a penny stock and will be subject to rules that impose additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and accredited investors (generally those with assets in excess of $1,000,000, or annual incomes exceeding $200,000 individually, or $300,000, together with their spouse).

For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchase of such securities and have received the purchaser’s prior written consent to the transaction. Additionally, for any transaction, other than exempt transactions, involving a penny stock, the rules require the delivery, prior to the transaction, of a risk disclosure document mandated by the SEC relating to the penny stock market. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and, if the broker-dealer is the sole market-maker, the broker-dealer must disclose this fact and the broker-dealer’s presumed control over the market. Finally, monthly statements must be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks. Consequently, the “penny stock” rules may restrict the ability of broker-dealers to sell our Common Stock and may affect the ability of investors to sell their Common Stock in the secondary market.

In addition to the “penny stock” rules promulgated by the Securities and Exchange Commission, the Financial Industry Regulatory Authority (“FINRA”) has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information. Under interpretations of these rules, FINRA believes that there is a high probability that speculative low-priced securities will not be suitable for at least some customers. The FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our Common Stock, which may limit the investors’ ability to buy and sell our stock.

Dividend Policy

We have not paid any cash dividends since our inception. Any future determination as to the declaration and payment of dividends on shares of our Common Stock will be made at the discretion of our board of directors out of funds legally available for such purpose. We are under no contractual obligations or restrictions to declare or pay dividends on our shares of Common Stock. In addition, we currently have no plans to pay such dividends. Our board of directors currently intends to retain all earnings for use in the business for the foreseeable future.

51

Equity Compensation Plan Information

The Company has a formal Stock Incentive Plan (the “Plan”), which was adopted in March 25, 2015, which is filed as an exhibit and incorporated herein by reference. 5,000,000 shares of the Company’s common stock was reserved for awards in the Plan. No awards have been granted since the Plan’s adoption in March 2015.

Purchases of Equity Securities by the Registrant and Affiliated Purchaser

We have not repurchased any shares of our common stock during the fiscal years ended December 31, 2020, or 2019, respectively.

ITEM 10. RECENT SALES OF UNREGISTERED SECURITIES.

The following information represents securities sold by the Company within the past three years which were not registered under the Securities Act. Included are sales of reacquired securities, as well as new issues, securities issued in exchange for property, services, or other securities, and new securities resulting from the modification of outstanding securities.

Between January 23, 2018 and June 11, 2021, the Company issued 4,881,086 shares of common stock in consideration of $1,138,100. Each purchaser of the Company’s securities is an accredited investor as defined under Rule 501 of Regulation D of the Act.

On October 29, 2018, the Company issued 626,043 shares of common stock to Trung Viet Vo in consideration for the Company’s 20% ownership interest in Fvndit f/k/a Directus Holdings, Inc.

On October 29, 2018, the Company issued 626,043 shares of common stock to Thomas Duc Tran in consideration for the Company’s 20% ownership interest in Fvndit f/k/a Directus Holdings, Inc.

On March 29, 2019, the Company issued 300,000 shares of common stock to Dennis Gumm, an individual, as payment for his consulting services to the Company.

On April 1, 2019, the Company issued 3,250,000 shares of common stock to the Chenyuan Anthony Chen, an individual, as payment for his consulting services to the Company.

The issuances of the shares described above were exempt from registration under Section 4(a)(2) and/or Rule 506(b) of Regulation D as promulgated by the Securities and Exchange Commission under the Securities Act, as transactions by an issuer not involving any public offering. The foregoing issuances did not involve any underwriters, underwriting discounts or commissions, or any public offering and we believe are exempt from the registration requirements of the Securities Act of 1933 by virtue of Section 4(2) thereof.

ITEM 11. DESCRIPTION OF REGISTRANT’S SECURITIES TO BE REGISTERED.

Common Stock

The Company’s outstanding shares of common stock have a par value of $0.0001 per share. The Company’s Articles of Incorporation (the “Articles of Incorporation”) authorizes 500,000,000 shares of common stock. There are 69,689,086 total shares outstanding of which 21,520,000 shares in the public float as of June 30, 2021. The holders of common stock are entitled to one vote per share on all matters submitted to a vote of the stockholders. Holders of common stock do not have cumulative voting rights.

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Holders of Common Stock do not have any preference, preemptive rights or right of subscription to acquire shares of the Company’s authorized, issued, or sold, or to be authorized, issued or sold, or any obligations, nor any right of subscription thereto, other than to the extent, if any, the Board of Directors, in its sole discretion, may determine from time to time.

No Cumulative Voting

Except as may be provided by the resolutions of the Board of Directors authorizing the issuance of common stock, cumulative voting by any shareholder is expressly denied.

Rights upon Liquidation, Dissolution or Winding-Up of the Company

Upon any liquidation, dissolution or winding-up of the corporation, whether voluntary or involuntary, the remaining net assets of the Company shall be distributed pro rata to the holders of the common stock.

Preferred Stock

The Articles of Incorporation also authorizes 50,000,000 shares of preferred stock, par value $0.0001 per share. The purpose of authorizing the Board of Directors to issue preferred stock and determine its rights and preferences is to eliminate delays associated with a shareholder vote on specific issuances. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions, future financings and other corporate purposes, could have the effect of making it more difficult for a third party to acquire, or could discourage a third party from seeking to acquire, a majority of the Company’s outstanding voting stock. Additionally, the issuance of preferred stock may adversely affect the holders of the Company’s common stock by restricting dividends on the Company’s common stock, diluting the voting power of the Company’s common stock or subordinating the liquidation rights of the Company’s common stock. As a result of these or other factors, the issuance of preferred stock could have an adverse impact on the market price of the Company’s common stock.

The Articles of Incorporation were amended on May 1, 2014 designating 40,000,000 shares of authorized and issued preferred stock of the Company as “Series A Preferred Stock” with voting rights, preferences and powers such that each share of Series A Preferred Stock shall vote as a class on all issues to which shareholders of common stock have a right to vote but shall have ten (10) votes per share of Series A Preferred stock while the shares of Common Stock shall have one vote per share. There are 40,000,000 of Series A Preferred Stock outstanding.

ITEM 12. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Under our Bylaws, every person who was or is a party to, or is threatened to be made a party to, or is involved in any action, suit, or proceeding, whether civil, criminal, administrative, or investigative, by reason of the fact that he, or a person of whom he is the legal representative, is or was a director or officer of the Company, or is or was serving at the request of the Company as a director or officer of another corporation, or as its representative in a partnership, joint venture, trust, or other enterprise, shall be indemnified and held harmless to the fullest extent legally permissible under the laws of the State of Nevada from time to time against all expenses, liability, and loss (including attorneys’ fees judgments, fines, and amounts paid or to be paid in settlement) reasonably incurred or suffered by him in connection therewith. Such right of indemnification shall be a contract right, which may be enforced in any manner desired by such person. The expenses of officers and directors incurred in defending a civil or criminal action, suit, or proceeding must be paid by the Company as they are incurred and in advance of the final disposition of the action, suit, or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the company. Such right of indemnification shall not be exclusive of any other right which such directors, officers, or representatives may have or hereafter acquire, and, without limiting the generality of such statement, they shall be entitled to their respective rights of indemnification under any bylaw, agreement, vote of shareholders, provision of law, or otherwise.

Without limiting the application of the foregoing, the Board of Directors may adopt bylaws from time to time with respect to indemnification, to provide at all times the fullest indemnification permitted by the laws of the State of Nevada, and may cause the Company to purchase and maintain insurance on behalf of any person who is or was a director or officer of the Company, or is or was serving at the request of the Company as a director or officer of another corporation, or as its representative in a partnership, joint venture, trust, or other enterprise against any liability asserted against such person and incurred in any such capacity or arising out of such status, whether or not the Company would have the power to indemnify such person. The indemnification provided shall continue as to a person who has ceased to be a director, officer, employee, or agent, and shall inure to the benefit of the heirs, executors and administrators of such person.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

We have not entered into any agreements with our directors and executive officers that require us to indemnify these persons against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred (including expenses of a derivative action) in connection with any proceeding, whether actual or threatened, to which any such person may be made a party by reason of the fact that the person is or was a director or officer of our Company or any of our affiliated enterprises. We do not maintain any policy of directors’ and officers’ liability insurance that insures its directors and officers against the cost of defense, settlement or payment of a judgment under any circumstances.

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ITEM 13. FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA

CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2020 AND 2019 (AUDITED)

Vemanti Group, Inc.

CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2020 and 2019

With Report of Independent Registered Public Accounting Firm Thereon

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F-1

18012 Sky Park Circle, Suite 200 Irvine, California 92614 tel 949-852-1600 fax 949-852-1606 www.rjicpas.com

Report of Independent Registered Public Accounting Firm

To the Stockholders and Board of Directors

Vemanti Group, Inc.

Opinion on the Consolidated Financial Statements

We have audited the accompanying consolidated balance sheets of Vemanti Group, Inc. and Subsidiary (the “Company”), as of December 31, 2020 and 2019, and the related consolidated statements of operations, stockholders’ equity and cash flows for the years then ended, and the related notes to the consolidated financial statements.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2020 and 2019, and the results of their operations and their cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audits. We are a public accounting firm registered with Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Security and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error fraud and performing procedures that respond to those risks. Such procedures include examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audits provide a reasonable basis for our opinion.

Critical Audit Matters

Critical audit matters are matters arising from the current period audit of the consolidated financial statements that were communicated or required to be communicated to the audit committee that (1) relate to accounts or disclosures that are material to the consolidated financial statements and (2) involved challenging, subjective, or complex judgements. We determined that there are no critical audit matters.

/s/ Ramirez Jimenez International CPAs

We have served as the Company’s auditor since 2017

Irvine, California

March 24, 2021

F-2

Vemanti Group, Inc. and Subsidiary
Consolidated Balance Sheets

	December 31, 2020	December 31, 2019
ASSETS
Current Assets:
Cash	$243,494	$118,806
Accounts receivable	1,224	2,235
Loan to Fvndit, Inc	-	200,000
Due from Fvndit, Inc	24,498	17,109
Total Current Assets	269,216	338,150

Equipment, net	1,373	2,114
Other assets	298,056	306,559
TOTAL ASSETS	$568,645	$646,823

LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities:
Accounts payable	$1,077	$914
Accrued expenses	-	2,078
Deferred revenues	613	-
Total Current Liabilities	1,690	2,992
TOTAL LIABILITIES	1,690	2,992

STOCKHOLDERS' EQUITY:
Preferred stock, $0.0001 par value, 50,000,000 shares authorized; 40,000,000 shares issued and outstanding	4,000	4,000
Common stock, $0.0001 par value, 500,000,000 shares authorized; 68,984,086 shares issued and outstanding as of December 31, 2020 and 2019	6,898	6,898
Additional paid-in capital	2,215,020	2,215,020
Accumulated deficit	(1,658,963)	(1,582,087)
Total stockholders' equity	566,955	643,831
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$568,645	$646,823

The accompanying notes are an integral part of these consolidated financial statements.

F-3

Vemanti Group, Inc. and Subsidiary
Consolidated Statements of Operations

	For the Years Ended December 31,
	2020	2019
Sales	$162,292	$326,840
Cost of sales	36,016	64,008
Gross margin	126,276	262,832

Operating expenses:
General and administrative expenses	210,691	506,003
Total operating expenses	210,691	506,003
Loss from operations	(84,415)	(243,171)

Other income (expense):
Other income	17,690	10,751
Unrealized gain/(loss)	(8,503)	6,559
Total other income (expense)	9,187	17,310

Loss before provision for income taxes	(75,228)	(225,861)

Provision for income taxes	1,648	-

Net loss	$(76,876)	$(225,861)

Loss per share:
Basic	$(0.00)	$(0.00)
Diluted	$(0.00)	$(0.00)

Weighted average shares outstanding:
Basic	68,984,086	68,101,483
Diluted	68,984,086	68,101,483

The accompanying notes are an integral part of these consolidated financial statements.

F-4

Vemanti Group, Inc. and Subsidiary Consolidated Statements of Stockholders' Equity

					Additional		Total
	Preferred Stock		Common Stock		Paid-in	Accumulated	Stockholders'
	Shares	Amount	Shares	Amount	Capital	Deficit	Equity
Balance, December 31, 2018	40,000,000	$4,000	65,434,086	$6,543	$2,041,792	$(1,356,226)	$696,109
Stock issued for professional services	-	-	3,550,000	355	173,228	-	173,583
Net loss	-	-	-	-	-	(225,861)	(225,861)
Balance, December 31, 2019	40,000,000	4,000	68,984,086	6,898	2,215,020	(1,582,087)	643,831
Net loss	-	-	-	-	-	(76,876)	(76,876)
Balance, December 31, 2020	40,000,000	$4,000	68,984,086	$6,898	$2,215,020	$(1,658,963)	$566,955

The accompanying notes are an integral part of these consolidated financial statements.

F-5

Vemanti Group, Inc. and Subsidiary
Consolidated Statements of Cash Flows

	For the Years Ended December 31,
	2020	2019
Cash flows from operating activities:
Net loss	$(76,876)	$(225,861)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	741	741
Unrealized (gain)/loss from investment in Fvndit	8,503	(6,559)
Disposal of digital assets	-	3,921
Stock-based compensation	-	173,583
Changes in assets and liabilities:
Accounts receivable	1,011	4,260
Other current assets	(7,389)	(17,109)
Accounts payable	163	(932)
Accrued expenses	(2,078)	(41,597)
Deferred revenues	613	-
Net cash used in operating activities	(75,312)	(109,553)

Cash flows from investing activities:
Proceeds from cancellation of investment in Chopp, Inc.	-	25,000
Proceeds from loan repayment by Fvndit	200,000	-
Loan to Fvndit	-	(200,000)
Net cash provided by (used in) investing activities	200,000	(175,000)

Net (decrease) increase in cash	124,688	(284,553)

Cash, beginning of the year	118,806	403,359

Cash, end of the year	$243,494	$118,806

Supplemental disclosure of cash flow information:
Cash paid for interest	$25	$-
Income taxes	$1,665	$-

The accompanying notes are an integral part of these consolidated financial statements.

F-6

Vemanti Group, Inc. and Subsidiary

Notes to Consolidated Financial Statements

December 31, 2020 and 2019

NOTE 1 - Organization and Basis of Presentation

Organization and Line of Business

Vemanti Group, Inc., (“Vemanti”) was incorporated on April 3, 2014 under the laws of the state of Nevada. VoiceStep Telecom, LLC, a California limited liability company, was formed on January 27, 2005 and originally founded in 2002 (“VoiceStep”). On April 3, 2014, the sole member of VoiceStep exchanged 100% of his membership interest in VoiceStep for 40,000,000 shares of Vemanti’s common stock and 40,000,000 shares of Vemanti’s preferred stock. Vemanti and its wholly-owned subsidiary, VoiceStep is hereafter referred to as the “Company.”

The Company is a technology-driven holding company that seeks to be active in high-growth and emerging markets. Its core strengths are in technology development and investment. It drives growth through acquisition and investment in disruptive and foundational technologies by targeting early-stage companies that have market viable products or by starting a new subsidiary of its own. Strategically, it focuses mainly on blockchain projects and applications combined with other emerging technologies, including machine learning/AI, security and internet of things (IoT).

Currently, through VoiceStep, the Company provides a one-stop resource for IP (Internet Protocol) communication needs. VoiceStep’s network offers availability, coverage and flexibility, and enables the following technology solutions: unified communications, data center services, content delivery, voice over IP (VoIP) and cloud computing. VoiceStep's core customer base is largely made up of wholesale International prepaid calling operators. That aspect of its business has eroded drastically due to wide consumer adoption of free messaging apps such as Viber, WhatsApp, Facebook, Facetime, WeChat, etc. Its declined year over year revenues are a result of those wholesale customers slowly exiting the market. It’s now focusing mostly on small business customers with better retention.

Management’s Plans

The Company reported net losses in the amount of approximately $76,876 and $225,861, in 2020 and 2019, respectively, and used cash in operating activities in the amount of approximately $75,312 and $109,553 in 2020 and 2019, respectively. As of December 31, 2020, the Company had positive working capital in the amount of approximately $267,526 and total stockholders’ equity of approximately $566,000. Subsequent to December 31, 2020, the Company issued 250,000 common shares at $0.46 per share for $115,000, and 80,000 common shares at $1.25 per share for $100,000.

Due to the global and distributed nature of the workforce, businesses today demands service providers to offer not only simple voice and data services, but also fully integrated productivity and coloration tools such as Customer Relationship Management (CRM), call center, team and video messaging, and e-conferencing to bring their teams and customers together on one single business communications platform. In order to match those demands, the Company would need to revamp and re-engineer its current platform as well as adding a large team of product and business developers which would require a sizable upfront investment. Currently, the Company simply does not have the capital committed for such development, so there are no plans to further grow VoiceStep’s core business. Furthermore, the market is already saturated with much more established players. Going forward, the Company will focus its business development activities in the fintech sector to achieve future revenues and profits. Management believes it will be able to generate sufficient cash from operating activities to fully operate the Company during 2021 and beyond.

Risk and Uncertainties

The Company’s operations may be affected by the rent and ongoing outbreak of the coronavirus disease 2019 (Covid-19) which has been declared a pandemic by the World Health Organization in early 2020. The ultimate disruption which may be caused by the outbreak is uncertain; however, it may result in a material adverse impact on the Company’s consolidated financial position, operations and cash flows. Possible areas that may be affected include, but are not limited to, disruption to the Company’s labor workforce, unavailability of products and supplies used in operations, and the decline in value of assets held by the Company, including property and equipment. Currently, the Company is unable to determine the impact that Covid-19 may have.

F-7

Vemanti Group, Inc. and Subsidiary

Notes to Consolidated Financial Statements

December 31, 2020 and 2019

NOTE 2 – Summary of Significant Accounting Policies

Basis of Presentation

The consolidated financial statements are prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”).

Principles of Consolidation

The accompanying consolidated financial statements include the accounts of the Company and its wholly-owned subsidiary, VoiceStep. All significant intercompany transactions and balances have been eliminated.

Use of Estimates

The preparation of consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions. These estimates and assumptions affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Significant estimates made by management include, among others, revenue recognition, recoverability of accounts receivable, and investments. Actual results could differ from those estimates. It is possible that accounting estimates and assumptions may be material to the Company due to the levels of subjectivity and judgment involved.

Cash and Cash Equivalents

Cash and cash equivalents include cash on hand and cash in time deposits, certificates of deposit, and all highly liquid debt instruments with original maturities of three months or less. As of December 31, 2020 and December 31, 2019, the Company had no cash equivalents.

Accounts Receivable

The Company regularly reviews its accounts receivable for collectability and establishes an allowance for doubtful accounts as necessary using the allowance method. The receivables are not collateralized.

The Company estimates the ability to collect receivables by performing ongoing credit evaluations of its customers’ financial condition. Estimates are based on assumptions and other considerations, including payment history, credit ratings, customer financial performance, industry financial performance and aging analysis. The Company reviews its accounts receivable by aging category and to identify customers with known disputes or collection issues. In determining the allowance, the Company makes judgments about the creditworthiness of a majority of its customers based on ongoing credit evaluations. The Company also considers its historical level of credit losses and current economic trends that might impact the level of future credit losses. Accounts receivable are written-off when they are deemed uncollectible.

Equipment

Equipment is stated at cost. Expenditures for maintenance and repairs are charged to earnings as incurred; additions, renewals and betterments are capitalized. When equipment is retired or otherwise disposed of, the related cost and accumulated depreciation are removed from the respective accounts, and any gain or loss is included in operations. Depreciation of equipment is provided using the straight-line method for substantially all assets with estimated lives as follows:

Software licenses	5 years
Computer equipment	5 years

F-8

Vemanti Group, Inc. and Subsidiary

Notes to Consolidated Financial Statements

December 31, 2020 and 2019

Long-Lived Assets

The Company applies the provisions of Accounting Standards Codification (“ASC”) Topic 360, Property, Plant, and Equipment, which addresses financial accounting and reporting for the impairment or disposal of long-lived assets. ASC 360 requires impairment losses to be recorded on long-lived assets used in operations when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the assets’ carrying amounts. In that event, a loss is recognized based on the amount by which the carrying amount exceeds the fair value of the long-lived assets. Loss on long-lived assets to be disposed of is determined in a similar manner, except that fair values are reduced for the cost of disposal. Based on its review at December 31, 2020 and December 31, 2019, the Company believes there was no impairment of its long-lived assets.

Revenue Recognition

On January 1, 2019, the Company adopted the accounting standard ASC 606, Revenue from Contracts with Customers, for all open contracts and related amendments as of December 31, 2019 using the modified retrospective method. The adoption had no impact to the reported results.

The Company recognizes revenue in accordance with ASC 606, the core principle of which is that an entity should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled to receive in exchange for those goods or services. To achieve this core principle, five basic criteria must be met before revenue can be recognized: (1) identify the contract with a customer; (2) identify the performance obligation(s) in the contract; (3) determine the transaction price; (4) allocate the transaction price to performance obligation(s) in the contract; and (5) recognize revenue when or as the Company satisfies a performance obligation.

The Company recognizes revenues derived from sub-leasing telecommunications infrastructure and the provision of telecommunications and colocation services. These revenues are accounted for as a single performance obligation satisfied over time because the customer simultaneously receives and consumes the benefits of the Company’s performance on a monthly basis. These arrangements stipulate monthly billing and the Company has elected the “as invoiced” practical expedient to recognize revenue as the services are consumed as the Company has the right to payment in an amount that corresponds directly with the value of performance completed to date.

Taxes collected from customers and remitted to a governmental authority are reported on a net basis and are excluded from revenue. Most revenue is billed in advance on a fixed-rate basis. The remainder of revenue is billed in arrears on a transactional basis determined by customer usage.

The Company often bills customers for upfront charges. These charges relate to down payments or prepayments for future services or equipment and are influenced by various business factors including how the Company and customer agree to structure the payment terms. These payments are recognized as deferred revenue until the service is provided or equipment is delivered and installed. All ongoing fees are billed and recognized as revenue on a monthly basis as service is provided.

Stock-Based Compensation

The Company records stock-based compensation in accordance with Financial Accounting Standards Board (“FASB”) ASC Topic 718, Compensation – Stock Compensation. FASB ASC Topic 718 requires companies to measure compensation cost for stock-based employee compensation at fair value at the grant date and recognize the expense over the employee’s requisite service period. The Company recognizes in the statement of operations the grant-date fair value of stock options and other equity-based compensation issued to employees. Nonemployee share-based payment equity awards are measured at the grant-date fair value of the equity instruments and recognized as an expense over the requisite service period.

F-9

Vemanti Group, Inc. and Subsidiary

Notes to Consolidated Financial Statements

December 31, 2020 and 2019

Income Taxes

The Company accounts for income taxes in accordance with FASB ASC Topic 740, Income Taxes. ASC 740 requires a company to use the asset and liability method of accounting for income taxes, whereby deferred tax assets are recognized for deductible temporary differences, and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion, or all of, the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

Under ASC 740, a tax position is recognized as a benefit only if it is “more likely than not” that the tax position would be sustained in a tax examination, with a tax examination being presumed to occur. The amount recognized is the largest amount of tax benefit that is greater than 50% likely of being realized on examination. For tax positions not meeting the “more likely than not” test, no tax benefit is recorded.

Basic and Diluted Earnings (Loss) Per Share

Earnings (loss) per share is calculated in accordance with ASC Topic 260, Earnings Per Share. Basic earnings per share (“EPS”) is based on the weighted average number of common shares outstanding. Diluted EPS is based on the assumption that all dilutive convertible shares and stock warrants were converted or exercised. Dilution is computed by applying the treasury stock method. Under this method, options and warrants are assumed to be exercised at the beginning of the period (or at the time of issuance, if later), and as if funds obtained thereby were used to purchase common stock at the average market price during the period. There are no potentially dilutive securities outstanding during any periods presented.

Fair Value Measurements

The Company applies the provisions of ASC 820-10, “Fair Value Measurements and Disclosures.” ASC 820-10 defines fair value, and establishes a three-level valuation hierarchy for disclosures of fair value measurement that enhances disclosure requirements for fair value measures. The three levels of valuation hierarchy are defined as follows:

•	Level 1 inputs to the valuation methodology are quoted prices for identical assets or liabilities in active markets.

•

Level 2 inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, and inputs that are observable for the asset or liability, either directly or indirectly, for substantially the full term of the financial instrument.

•	Level 3 inputs to the valuation methodology are unobservable and significant to the fair value measurement.

For certain financial instruments, the carrying amounts reported in the consolidated balance sheets for cash and current liabilities, each qualify as financial instruments and are a reasonable estimate of their fair values because of the short period of time between the origination of such instruments and their expected realization and their current market rate of interest.

The Company used Level 1 inputs for its valuation methodology for digital assets by using Coinbase (coinbase.com, in United States Dollars). The digital assets were adjusted to the fair value at each period end, with any decreases in the fair value being recorded as a loss on the consolidated statement of operations.

F-10

Vemanti Group, Inc. and Subsidiary

Notes to Consolidated Financial Statements

December 31, 2020 and 2019

Recent Authoritative Guidance

In August 2018, the FASB issued ASU No. 2018-13, Fair Value Measurement (Topic 820): Disclosure Framework— Changes to the Disclosure Requirements for Fair Value Measurement. The guidance is intended to improve the fair value measurement reporting of financial instruments including the effectiveness of the notes to financial statements by facilitating clearer communication, and it includes multiple new, eliminated and modified disclosure requirements. The guidance was effective for the Company as of January 1, 2020. The adoption of this guidance is not expected to have a material impact on the Company’s consolidated financial statements.

In December 2019, the FASB issued ASU No. 2019-12 Income Taxes (Topic 740)—Simplifying the Accounting for Income Taxes. The guidance removes certain exceptions to the general income tax accounting principles and clarifies and amends existing guidance to facilitate consistent application of the accounting principles. The new guidance is effective for the Company as of January 1, 2021. The adoption of the amendments in this update is not expected to have a material impact on the Company consolidated financial position and results of operations.

Management does not believe any other recently issued but not yet effective accounting pronouncement, if adopted, would have a material impact effect on the Company’s present or future financial statements.

NOTE 3 – Digital Assets

The following represents the change in digital assets:

	December 31, 2020	December 31, 2019
	Cryptocurrencies
Beginning balance	$-	$3,921
Realized gain	-	4,322
Impairment Loss	-	-
Transfer of cryptocurrencies	-	(8,243)
Ending balance	$-	$-

The Company does not record fair value gains (losses) associated with its digital assets. Cryptocurrencies are classified as intangible assets, and the Company tests these assets for impairment on an annual basis. In May 2019, the Company’s entire digital assets balance was used to pay the CEO for services rendered (see note 10).

NOTE 4 – Equipment

Equipment at December 31, 2020 and December 31, 2019 consisted of the following:

	December 31, 2020	December 31, 2019
Software licenses	$32,188	$32,188
Computer equipment	17,080	17,080
	49,268	49,268
Less accumulated depreciation	(47,895)	(47,154)
Equipment, net	$1,373	$2,114

Depreciation expense was $741 for the years ended December 31, 2020 and 2019.

F-11

Vemanti Group, Inc. and Subsidiary

Notes to Consolidated Financial Statements

December 31, 2020 and 2019

NOTE 5 – Stockholders’ Equity

Members’ Interest

VoiceStep is governed by the terms and conditions of the Limited Liability Company Agreement (the Agreement) dated May 3, 2005, as amended on January 27, 2014. VoiceStep shall continue until terminated in accordance with the terms of the Agreement or as provided by law, including events of dissolution. VoiceStep shall be dissolved only upon any of the following events: (i) the vote of Member(s) holding a majority to the dissolution and winding up of VoiceStep, (ii) the entry of a decree of judicial dissolution of VoiceStep and (iii) at any time there are no Member(s), subject to remedy within 90 days of occurrence of termination event by the last remaining Member in writing.

VoiceStep originally consisted of two Members each owning 50% of VoiceStep. On January 27, 2014, one of the members was bought out with the remaining member owning 100% of the membership interest in VoiceStep. On April 3, 2014, the remaining member exchanged his 100% interest in VoiceStep for 40,000,000 shares of Vemanti common stock.

Preferred stock

The Company has authorized the issuance of 50,000,000 shares of preferred stock, $0.0001 par value. At both December 31, 2020 and December 31, 2019, the Company had 40,000,000 shares of preferred stock issued and outstanding. (See Note 1)

Common stock

The Company has authorized the issuance of 500,000,000 shares of common stock, $0.0001 par value. At December 31, 2020 and December 31, 2019, the Company had 68,984,086 shares of common stock issued and outstanding, respectively.

During the twelve months ended December 31, 2019, the Company issued 3,550,000 shares of its common stock with a fair value of $173,583 to consultants for services rendered.

During the twelve months ended December 31, 2020, the Company did not issue any shares of its common stock.

NOTE 6 – Investment in Chopp, Inc.

On July 17, 2018, the Company made a $25,000 Keep It Simple Security (“KISS”) investment in Chopp, Inc. (“Chopp”), a Delaware-registered online logistics company that currently operates as a same-day e-grocery delivery service. The Company has recorded the investment under the cost method of accounting.

In June 2019, the Company cancelled its investment in Chopp, Inc. and received repayment of its $25,000 investment.

NOTE 7 – Investment in Fvndit, Inc. (formerly Directus Holdings, Inc.)

On November 13, 2018, the Company purchased a 20% investment in Directus Holdings, Inc., which owns eLoan, JSC (“eLoan”), a fintech company based in Vietnam, for $300,000. Half of the investment was made through a cash payment of $150,000, and the remaining half of the investment was made through the issuance of 1,252,086 shares of Vemanti Group’s common stock to the Founders of eLoan. On December 19, 2018, Directus Holdings, Inc. filed a Certificate of Amendment to Articles of Incorporation to the State of Nevada for its corporation name to be changed to Fvndit, Inc.

On October 5, 2020, Fvndit issued 500,000 shares of common stock to Tan Tran, CEO and majority shareholder of Vemanti. The issuance raised the total number of Fvndit outstanding shares to 40,500,000.Mr. Tran and Vemanti together own 8,500,000 shares or 20.99% of total Fvndit outstanding shares. From October 2018 through March 2021, Tan Tran served as an Officer and Director of Fvndit.

F-12

Vemanti Group, Inc. and Subsidiary

Notes to Consolidated Financial Statements

December 31, 2020 and 2019

This investment is accounted for under the equity method of accounting. The equity method is applicable when a company has ownership in another company between 20% and 50% of the stock of the investee or if a company has significant influence over the other company. Under this accounting method, the investing company records the earning or loss of the investee for its proportional share of net income or loss. For 2020, Vemanti recorded $8,503 of unrealized loss on its investment in Fvndit. For 2019, Vemanti recorded $6,559 of unrealized gain on its investment in Fvndit.

NOTE 8 – Loan to Fvndit, Inc. (formerly Directus Holdings, Inc.)

Vemanti entered into an agreement to lend $200,000 to Fvndit for the purpose of developing a peer-to-peer business lending platform operating in Vietnam. The annual interest rate on the loan is 10.5% payable monthly to Vemanti. On August 12, 2019 Fvndit drew down the full $200,000.The entire loan was subsequently repaid in full in 2020.

NOTE 9 – Income Taxes

A reconciliation of the differences between the effective and statutory income tax rates for years ended December 31, 2020 and 2019 is as follows:

	2020		2019
	Amount	Percent	Amount	Percent

Federal statutory rates	$(15,798)	21.0%	$(47,431)	21.0%
State income taxes	(6,620)	8.8%	(19,876)	8.8%
Permanent differences	946	21.00%	(915)	-0.4%
Valuation allowance	21,472	-28.54%	66,392	-29.8%
Effective rate	$-	0.0%	$-	0.0%

At December 31, 2020 and 2019, there were no significant deferred tax assets, except for a net operating loss carryforwards for which a 100% valuation allowance has been provided.

The Company annually conducts an analysis of its tax positions and has concluded that it has no uncertain tax positions as of December 31, 2020 and 2019. The 2017 to 2019 tax years are still subject to federal audit. The 2016 to 2019 tax years are still subject to state audit.

The Company had $1,132,304 and $1,061,581 of net operating loss carryforwards available as of December 31, 2020 and 2019, respectively, for Federal and state tax purposes. Net operating loss carryforwards start to expire in 2039 or 20 years for federal income and state tax purposes.

NOTE 10 – Related Party Transactions

On May 15, 2019, the Company transferred assets with a fair market value of $8,243 to the CEO in exchange for services rendered.

Since 2019, The Company has paid for some administrative expenses on behalf of Fvndit. The balance of those payments were $24,498 for the year ended December 31, 2020 and $17,109 for the year ended December 31, 2019. From October 2018 through March 2021, Tan Tran served as an Officer and Director of Fvndit.

The Company pays the CEO for professional services. The total of those payments were $40,000 in 2020, and $134,000 in 2019.

VoiceStep pays a member of the CEO’s family for technical services. The total of those payments were $40,000 in 2020, and $48,000 in 2019.

F-13

Vemanti Group, Inc. and Subsidiary

Notes to Consolidated Financial Statements

December 31, 2020 and 2019

NOTE 11 – Subsequent Events

The Company has evaluated subsequent events through March 24, 2021, the date on which the accompanying consolidated financial statements were available to be issued, and concluded that, no material subsequent events have occurred since December 31, 2020 that require recognition or disclosure in the consolidated financial statements except as follows:

On February 1, 2021, the Company issued 250,000 shares of common stock at $0.46 per share for $115,000.

On March 19, 2021, the Company issued 80,000 shares of common stock at $1.25 per share for $100,000.

F-14

ITEM 13. FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA

UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

MARCH 31, 2021 AND DECEMBER 31, 2020 (UNAUDITED)

F-15

F-16

Vemanti Group, Inc. and Subsidiary
Consolidated Balance Sheets
(Unaudited)
	March 31, 2021	December 31, 2020
ASSETS
Current Assets:
Cash	$435,621	$243,494
Accounts receivable	1,398	1,224
Due from Fvndit, Inc.	25,142	24,498
Digital assets	10,000	-
Total current assets	472,161	269,216

Equipment, net	1,188	1,373
Other assets	296,405	298,056
TOTAL ASSETS	$769,754	$568,645

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
Accounts payable	$7,766	$1,077
Deferred revenues	-	613
Total current liabilities	7,766	1,690
TOTAL LIABILITIES	7,766	1,690

STOCKHOLDERS' EQUITY:
Preferred stock, $0.0001 par value, 50,000,000 shares authorized; 40,000,000 shares issued and outstanding	4,000	4,000

Common stock, $0.0001 par value, 500,000,000 shares authorized; 69,364,086 and 68,984,086 shares issued and outstanding as of March, 31,2021, and December 31, 2020, respectively	6,936	6,898

Additional paid-in capital	2,479,982	2,215,020
Accumulated deficit	(1,728,930)	(1,658,963)
Total stockholders' equity	761,988	566,955
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$769,754	$568,645

The accompanying notes are an integral part of these unaudited consolidated financial statements.

F-17

Vemanti Group, Inc. and Subsidiary
Consolidated Statements of Operations
(Unaudited)
	Three Months Ended March 31,
	2021	2020
Sales	$36,243	$48,767
Cost of sales	5,403	10,465
Gross margin	30,840	38,302

Operating expenses:
General and administrative expenses	99,156	78,459
Total operating expenses	99,156	78,459
Loss from operations	(68,316)	(40,157)

Other income (expense):
Interest income	-	5,251
Unrealized gain (loss)	(1,651)	-
Total other income (expense)	(1,651)	5,251

Loss before provision for income taxes	(69,967)	(34,906)

Provision for income taxes	-	(835)

Net loss	$(69,967)	$(34,071)

Loss per share:
Basic	$(0.00)	$(0.00)
Diluted	$(0.00)	$(0.00)

Weighted average shares outstanding:
Basic	69,154,308	68,984,086
Diluted	69,154,308	68,984,086

The accompanying notes are an integral part of these unaudited consolidated financial statements.

F-18

Vemanti Group, Inc. and Subsidiary Consolidated Statements of Stockholders' Equity
(unaudited)
					Additional		Total
	Preferred Stock		Common Stock		Paid-in	Accumulated	Stockholders'
	Shares	Amount	Shares	Amount	Capital	Deficit	Equity
Balance, December 31, 2020	40,000,000	4,000	68,984,086	6,898	2,215,020	(1,658,963)	566,955
Stock issued for cash	-	-	380,000	38	264,962	-	265,000
Net loss	-	-	-	-	-	(69,967)	(69,967)
Balance, March 31, 2021	40,000,000	$4,000	69,364,086	$6,936	$2,479,982	$(1,728,930)	$761,988

					Additional		Total
	Preferred Stock		Common Stock		Paid-in	Accumulated	Stockholders'
	Shares	Amount	Shares	Amount	Capital	Deficit	Equity
Balance, December 31, 2019	40,000,000	4,000	68,984,086	6,898	2,215,020	(1,582,087)	643,831
Net loss	-	-	-	-	-	(34,071)	(34,071)
Balance, March 31, 2020	40,000,000	$4,000	68,984,086	$6,898	$2,215,020	$(1,616,158)	$609,760

The accompanying notes are an integral part of these unaudited consolidated financial statements.

F-19

Vemanti Group, Inc. and Subsidiary
Consolidated Statements of Cash Flows
(Unaudited)

	For the Three Months Ended March 31,
	2021	2020
Cash flows from operating activities:
Net loss	$(69,967)	$(34,071)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	185	185
Unrealized (gain)/loss from investment in Fvndit	1,651	-
Changes in assets and liabilities:
Accounts receivable	(174)	(4,010)
Other current assets	(644)	(120)
Accounts payable	6,689	2,161
Accrued expenses	-	(1,904)
Deferred revenues	(613)	-
Net cash used in operating activities	(62,873)	(37,759)

Cash flows from investing activities:
Purchase of digital assets	(10,000)	-
Net cash used in investing activities	(10,000)	-

Cash flows from financing activities:
Issuance of common stock	265,000	-
Net cash provided by financing activities	265,000	-

Net increase (decrease) in cash	192,127	(37,759)

Cash, beginning of the period	243,494	118,806

Cash, end of the period	$435,621	$81,047
Supplemental disclosure of cash flow information:
Cash paid for:
Interest:	$-	$-
Income tax	$-	$-

The accompanying notes are an integral part of these unaudited consolidated financial statements.

F-20

Vemanti Group, Inc. and Subsidiary

Notes to Unaudited Consolidated Financial Statements

March 31, 2021 and December 31, 2020

NOTE 1 - Organization and Basis of Presentation

Organization and Line of Business

Vemanti Group, Inc., (“Vemanti”) was incorporated on April 3, 2014 under the laws of the state of Nevada. VoiceStep Telecom, LLC, a California limited liability company, was formed on January 27, 2005 and originally founded in 2002 (“VoiceStep”). On April 3, 2014, the sole member of VoiceStep exchanged 100% of his membership interest in VoiceStep for 40,000,000 shares of Vemanti’s common stock and 40,000,000 shares of Vemanti’s preferred stock. Vemanti and its wholly-owned subsidiary, VoiceStep is hereafter referred to as the “Company.”

The Company is a technology-driven holding company that seeks to be active in high-growth and emerging markets. Its core strengths are in technology development and investment. It drives growth through acquisition and investment in disruptive and foundational technologies by targeting early-stage companies that have market viable products or by starting a new subsidiary of its own. Strategically, it focuses mainly on blockchain projects and applications combined with other emerging technologies, including machine learning/AI, security and internet of things (IoT).

Currently, through VoiceStep, the Company provides a one-stop resource for IP (Internet Protocol) communication needs. VoiceStep’s network offers availability, coverage and flexibility, and enables the following technology solutions: unified communications, data center services, content delivery, voice over IP (VoIP) and cloud computing. VoiceStep's core customer base is largely made up of wholesale International prepaid calling operators. That aspect of its business has eroded drastically due to wide consumer adoption of free messaging apps such as Viber, WhatsApp, Facebook, Facetime, WeChat, etc. Its declined year over year revenues are a result of those wholesale customers slowly exiting the market. It’s now focusing mostly on small business customers with better retention.

Management’s Plans

The Company reported net losses in the amount of approximately $69,967 and $34,071, in the first quarter of 2021 and 2020, respectively, and used cash in operating activities in the amount of approximately $62,873 and $37,546 in the first quarter of 2021 and 2020, respectively.   As of March 31, 2021, the Company had positive working capital in the amount of approximately $464,395 and total stockholders’ equity of approximately $761,988.

Due to the global and distributed nature of the workforce, businesses today demands service providers to offer not only simple voice and data services, but also fully integrated productivity and coloration tools such as Customer Relationship Management (CRM), call center, team and video messaging, and e conferencing  to bring their teams and customers together on one single business communications platform. In order to match those demands, the Company would need to revamp and re-engineer its current platform as well as adding a large team of product and business developers which would require a sizable upfront investment. Currently, the Company simply does not have the capital committed for such development, so there are no plans to further grow VoiceStep’s core business. Furthermore, the market is already saturated with much more established players. Going forward, the Company will focus its business development activities in the fintech sector to achieve future revenues and profits. Management believes it will be able to generate sufficient cash from operating activities to fully operate the Company during 2021 and beyond.

Risk and Uncertainties

The Company’s operations may be affected by the recent and ongoing outbreak of the coronavirus disease 2019 (Covid-19) which has been declared a pandemic by the World Health Organization in early 2020. The ultimate disruption which may be caused by the outbreak is uncertain; however, it may result in a material adverse impact on the Company’s consolidated financial position, operations and cash flows. Possible areas that may be affected include, but are not limited to, disruption to the Company’s labor workforce, unavailability of products and supplies used in operations, and the decline in value of assets held by the Company, including property and equipment. Currently, the Company is unable to determine the impact that Covid-19 may have.

F-21

Vemanti Group, Inc. and Subsidiary

Notes to Unaudited Consolidated Financial Statements

March 31, 2021 and December 31, 2020

NOTE 2 – Summary of Significant Accounting Policies

Basis of Presentation

These unaudited consolidated financial statements are prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) for interim financial information. Accordingly, they do not include all of the information and footnotes required by U.S. GAAP for complete financial statements. In the opinion of management, all adjustments of a normal recurring nature and considered necessary for a fair presentation of its financial condition and results of operations for the interim periods presented in this quarterly report. Operating results of the interim periods are not necessarily indicative of financial results for the full year. These unaudited consolidated financial statements should be read in conjunction with the audited consolidated financial statements and notes thereto. In preparing these unaudited consolidated financial statements, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities as of the date of the consolidated financial statements and the reported amount of revenues and expenses during the reporting periods. Actual results could differ from those estimates. Significant estimates and assumptions included in the Company’s consolidated financial statements relate revenue recognition, allowances for doubtful accounts, valuations for deferred income taxes and recoverability of investments.

Principles of Consolidation

The accompanying consolidated financial statements include the accounts of the Company and its wholly-owned subsidiary, VoiceStep. All significant intercompany transactions and balances have been eliminated.

Use of Estimates

The preparation of the consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions. These estimates and assumptions affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. It is possible that accounting estimates and assumptions may be material to the Company due to the levels of subjectivity and judgment involved.

Cash and Cash Equivalents

Cash and cash equivalents include cash on hand and cash in time deposits, certificates of deposit, and all highly liquid debt instruments with original maturities of three months or less. As of March 31, 2021 and December 31, 2020, the Company had no cash equivalents.

Accounts Receivable

The Company regularly reviews its accounts receivable for collectability and establishes an allowance for doubtful accounts as necessary using the allowance method. The receivables are not collateralized.

The Company estimates the ability to collect receivables by performing ongoing credit evaluations of its customers’ financial condition. Estimates are based on assumptions and other considerations, including payment history, credit ratings, customer financial performance, industry financial performance and aging analysis. The Company reviews its accounts receivable by aging category and to identify customers with known disputes or collection issues. In determining the allowance, the Company makes judgments about the creditworthiness of a majority of its customers based on ongoing credit evaluations. The Company also considers its historical level of credit losses and current economic trends that might impact the level of future credit losses. Accounts receivable are written-off when they are deemed uncollectible.

Equipment

Equipment is stated at cost. Expenditures for maintenance and repairs are charged to operations as incurred; additions, renewals and betterments are capitalized. When equipment is retired or otherwise disposed of, the related cost and accumulated depreciation are removed from the respective accounts, and any gain or loss is included in operations. Depreciation of equipment is provided using the straight-line method for substantially all assets with estimated lives as follows:

Software licenses	5 years
Computer equipment	5 years

F-22

Vemanti Group, Inc. and Subsidiary

Notes to Unaudited Consolidated Financial Statements

March 31, 2021 and December 31, 2020

Long-Lived Assets

The Company applies the provisions of Accounting Standards Codification (“ASC”) Topic 360, Property, Plant, and Equipment, which addresses financial accounting and reporting for the impairment or disposal of long-lived assets. ASC 360 requires impairment losses to be recorded on long-lived assets used in operations when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the assets’ carrying amounts. In that event, a loss is recognized based on the amount by which the carrying amount exceeds the fair value of the long-lived assets. Loss on long-lived assets to be disposed of is determined in a similar manner, except that fair values are reduced for the cost of disposal. Based on its review at March 31, 2021 and December 31, 2020, the Company believes there was no impairment of its long-lived assets.

Revenue Recognition

On January 1, 2019, the Company adopted ASC 606, Revenue from Contracts with Customers, for all open contracts and related amendments as of December 31, 2019 using the modified retrospective method. The adoption had no impact to the reported results.

The Company recognizes revenue in accordance with ASC 606, the core principle of which is that an entity should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled to receive in exchange for those goods or services. To achieve this core principle, five basic criteria must be met before revenue can be recognized: (1) identify the contract with a customer; (2) identify the performance obligation(s) in the contract; (3) determine the transaction price; (4) allocate the transaction price to performance obligation(s) in the contract; and (5) recognize revenue when or as the Company satisfies a performance obligation.

The Company recognizes revenues derived from sub-leasing telecommunications infrastructure and the provision of telecommunications and colocation services. These revenues are accounted for as a single performance obligation satisfied over time because the customer simultaneously receives and consumes the benefits of the Company’s performance on a monthly basis. These arrangements stipulate monthly billing and the Company has elected the “as invoiced” practical expedient to recognize revenue as the services are consumed as the Company has the right to payment in an amount that corresponds directly with the value of performance completed to date.

Taxes collected from customers and remitted to a governmental authority are reported on a net basis and are excluded from revenue. Most revenue is billed in advance on a fixed-rate basis. The remainder of revenue is billed in arrears on a transactional basis determined by customer usage.

The Company often bills customers for upfront charges. These charges relate to down payments or prepayments for future services or equipment and are influenced by various business factors including how the Company and customer agree to structure the payment terms. These payments are recognized as deferred revenue until the service is provided or equipment is delivered and installed. All ongoing fees are billed and recognized as revenue on a monthly basis as service is provided.

Stock-Based Compensation

The Company records stock-based compensation in accordance with Financial Accounting Standards Board (“FASB”) ASC Topic 718, Compensation – Stock Compensation. FASB ASC Topic 718 requires companies to measure compensation cost for stock-based employee compensation at fair value at the grant date and recognize the expense over the employee’s requisite service period. The Company recognizes in the statement of operations the grant-date fair value of stock options and other equity-based compensation issued to employees. Nonemployee share-based payment equity awards are measured at the grant-date fair value of the equity instruments and recognized as an expense over the requisite service period.

F-23

Vemanti Group, Inc. and Subsidiary

Notes to Unaudited Consolidated Financial Statements

March 31, 2021 and December 31, 2020

Income Taxes

The Company accounts for income taxes in accordance with ASC Topic 740, Income Taxes. ASC 740 requires a company to use the asset and liability method of accounting for income taxes, whereby deferred tax assets are recognized for deductible temporary differences, and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion, or all of, the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

Under ASC 740, a tax position is recognized as a benefit only if it is “more likely than not” that the tax position would be sustained in a tax examination, with a tax examination being presumed to occur. The amount recognized is the largest amount of tax benefit that is greater than 50% likely of being realized on examination. For tax positions not meeting the “more likely than not” test, no tax benefit is recorded.

Basic and Diluted Earnings (Loss) Per Share

Earnings per share is calculated in accordance with ASC Topic 260, Earnings Per Share. Basic earnings per share (“EPS”) is based on the weighted average number of common shares outstanding. Diluted EPS is based on the assumption that all dilutive convertible shares and stock warrants were converted or exercised. Dilution is computed by applying the treasury stock method. Under this method, options and warrants are assumed to be exercised at the beginning of the period (or at the time of issuance, if later), and as if funds obtained thereby were used to purchase common stock at the average market price during the period. There are no potentially dilutive securities outstanding during any periods presented.

Fair Value Measurements

The Company applies the provisions of ASC 820-10, “Fair Value Measurements and Disclosures.” ASC 820-10 defines fair value, and establishes a three-level valuation hierarchy for disclosures of fair value measurement that enhances disclosure requirements for fair value measures. The three levels of valuation hierarchy are defined as follows:

•	Level 1 inputs to the valuation methodology are quoted prices for identical assets or liabilities in active markets.

•

Level 2 inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, and inputs that are observable for the asset or liability, either directly or indirectly, for substantially the full term of the financial instrument.

•	Level 3 inputs to the valuation methodology are unobservable and significant to the fair value measurement.

For certain financial instruments, the carrying amounts reported in the balance sheets for cash investments, and current liabilities, each qualify as financial instruments and are a reasonable estimate of their fair values because of the short period of time between the origination of such instruments and their expected realization and their current market rate of interest.

At March 31, 2021 and December 31, 2020, the Company did not identify any assets or liabilities that are required to be presented on the balance sheet at fair value.

F-24

Vemanti Group, Inc. and Subsidiary

Notes to Unaudited Consolidated Financial Statements

March 31, 2021 and December 31, 2020

Recent Authoritative Guidance

In August 2018, the FASB issued ASU No. 2018-13, Fair Value Measurement (Topic 820): Disclosure Framework— Changes to the Disclosure Requirements for Fair Value Measurement. The guidance is intended to improve the fair value measurement reporting of financial instruments including the effectiveness of the notes to financial statements by facilitating clearer communication, and it includes multiple new, eliminated and modified disclosure requirements. The guidance was effective for the Company as of January 1, 2020. The adoption of this guidance did not have a material impact on the Company’s consolidated financial statements.

In December 2019, the FASB issued ASU No. 2019-12 Income Taxes (Topic 740)—Simplifying the Accounting for Income Taxes. The guidance removes certain exceptions to the general income tax accounting principles and clarifies and amends existing guidance to facilitate consistent application of the accounting principles. The new guidance is effective for the Company as of January 1, 2021. The adoption of the amendments in this update did not have a material impact on the Company consolidated financial position and results of operations.

Management does not believe any other recently issued but not yet effective accounting pronouncement, if adopted, would have a material impact effect on the Company’s present or future financial statements.

NOTE 3 – Digital Assets

The following represents the change in digital assets:

	March 31, 2021	December 31, 2020
	Cryptocurrencies
Beginning balance	$-	$-
Purchase of cryptocurrencies	10,000	-
Gain or (Loss)	-	-
Ending balance	$10,000	$-

The Company does not record fair value gains (losses) associated with its digital assets.  Cryptocurrencies are classified as intangible assets, and the Company tests these assets for impairment on an annual basis.

NOTE 4 – Equipment

Equipment at March 31, 2021 and December 31, 2020 consisted of the following:

	March 31, 2021	December 31, 2020
Software licenses	$32,188	$32,188
Computer equipment	17,080	17,080
	49,268	49,268
Less accumulated depreciation	(48,080)	(47,895)
Equipment, net	$1,188	$1,373

Depreciation expense was $185 for both the three months ended March 31, 2021 and 2020.

F-25

Vemanti Group, Inc. and Subsidiary

Notes to Unaudited Consolidated Financial Statements

March 31, 2021 and December 31, 2020

NOTE 5 – Stockholders’ Equity

Members’ Interest

VoiceStep is governed by the terms and conditions of the Limited Liability Company Agreement (the Agreement) dated May 3, 2005, as amended on January 27, 2014. VoiceStep shall continue until terminated in accordance with the terms of the Agreement or as provided by law, including events of dissolution. VoiceStep shall be dissolved only upon any of the following events: (i) the vote of Member(s) holding a majority to the dissolution and winding up of VoiceStep, (ii) the entry of a decree of judicial dissolution of VoiceStep and (iii) at any time there are no Member(s), subject to remedy within 90 days of occurrence of termination event by the last remaining Member in writing.

VoiceStep originally consisted of two Members each owning 50% of VoiceStep. On January 27, 2014, one of the members was bought out with the remaining member owning 100% of the membership interest in VoiceStep. On April 3, 2014, the remaining member exchanged his 100% interest in VoiceStep for 40,000,000 shares of Vemanti common stock.

Preferred stock

The Company has authorized the issuance of 50,000,000 shares of preferred stock, $0.0001 par value. At both March 31, 2021 and December 31, 2020, the Company had 40,000,000 shares of preferred stock issued and outstanding. (See Note 1)

Common stock

The Company has authorized the issuance of 500,000,000 shares of common stock, $0.0001 par value. At March 31, 2021 and December 31, 2020, the Company had 69,364,086 shares and 68,984,086 shares of common stock issued and outstanding, respectively.

During the three months ended March 31, 2021, the Company, the Company issued 380,000 shares of its common stock for cash of $265,000.

NOTE 6 – Investment in Fvndit, Inc., (formerly Directus Holdings, Inc.)

On November 13, 2018, the Company purchased a 20% investment in Directus Holdings, Inc., which owns eLoan, JSC (“eLoan”), a fintech company based in Vietnam, for $300,000. Half of the investment was made through a cash payment of $150,000, and the remaining half of the investment was made through the issuance of 1,252,086 shares of Vemanti Group’s common stock to the Founders of eLoan. On December 19, 2018, Directus Holdings, Inc. filed a Certificate of Amendment to Articles of Incorporation to the State of Nevada for its corporation name to be changed to Fvndit, Inc.

On October 5, 2020, Fvndit issued 500,000 shares of common stock to Tan Tran, CEO and majority shareholder of Vemanti. The issuance raised the total number of Fvndit outstanding shares to 40,500,000. Mr. Tran and Vemanti together owned 8,500,000 shares or 20.99% of total Fvndit outstanding shares at that time.

On March 16, 2021, Tan Tran resigned as an Officer and Director of Fvndit. On that same date, Fvndit issued 2,500,000 shares of common stock to Thomas Duc Tran, and appointed him as the Chairman, CEO, President, Secretary, and Treasurer of Fvndit. The issuance raised the total number of Fvndit outstanding shares to 43,000,000. As a result, Mr. Tran and Vemanti together own 19.77% of total Fvndit outstanding shares.

This investment is accounted for under the equity method of accounting. The equity method is applicable when a company has ownership in another company between 20% and 50% of the stock of the investee or if a company has significant influence over the other company. Under this accounting method, the investing company records the earning or loss of the investee for its proportional share of net income or loss. For 2020, Vemanti recorded $8,503 of unrealized loss on its investment in Fvndit. For the quarter ending March 31, 2021, Vemanti recorded $1,651 of unrealized loss on its investment in Fvndit.

NOTE 7 – Loan to Fvndit, Inc. (formerly Directus Holdings, Inc.)

On August 9, 2019, Vemanti entered into an agreement to lend $200,000 to Fvndit for the purpose of developing a peer-to-peer business lending platform operating in Vietnam. The annual interest rate on the loan is 10.5% payable monthly to Vemanti. On August 12, 2019, Fvndit drew down the full $200,000. The entire loan was subsequently repaid in 2020.

F-26

Vemanti Group, Inc. and Subsidiary

Notes to Unaudited Consolidated Financial Statements

March 31, 2021 and December 31, 2020

NOTE 8 – Related Party Transactions

Since 2019, the Company has paid for some administrative expenses on behalf of Fvndit. The balance of those payments were $24,498 on December 31, 2020 and $25,142 on March 31, 2021 and are recorded as Due from Fvndit, Inc. on the accompanying consolidated balance sheet. From October 2018 through March 2021, Tan Tran served as an Officer and Director of Fvndit.

On October 5, 2020, Fvndit issued 500,000 shares of common stock to Tan Tran. The issuance raised the total number of Fvndit outstanding shares to 40,500,000.

The Company pays the CEO for professional services. The total of those payments were $40,000 in 2020, and no payment was made during the three months ended March 31, 2021.

VoiceStep pays a member of the CEO’s family for technical services. The total of those payments were $40,000 in 2020, and $16,000 and $12,000 during the 3 months ended March 31, 2021 and March 31, 2020, respectively.

NOTE 9 – Subsequent Events

The Company has evaluated subsequent events through May 7, 2021, the date on which the accompanying consolidated financial statements were available to be issued, and concluded that, no material subsequent events have occurred since March 31, 2021 that require recognition or disclosure in the consolidated financial statements except as follows:

On April 1, 2021, the Company issued 50,000 shares of common stock at $1.00 per share for the total value of $50,000 in cash.

On April 28, 2021 the Company issued 150,000 shares of common stock to two consultants in exchange for professional services perform during the first quarter of 2021.  The stock price closed at $1.01 per share on that date. The total value of the issuance is $151,500.

F-27

ITEM 14 CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE.

None.

ITEM 15. FINANCIAL STATEMENTS AND EXHIBITS.

a)Financial Statements and Schedules

The unaudited consolidated financial statements required to be field as part of this registration statement are included in Item 13 hereof.

b) Exhibits.

The following exhibits are either filed as a part hereof or are incorporated by reference. Exhibit numbers correspond to the numbering system in Item 601 of Regulation S-K.

Exhibit Number	Description of Document

3.1**	Articles of Incorporation of VoiceStep Telecom, LLC dated January 27, 2005.

3.2**	Articles of Incorporation of the Company dated April 3, 2014.

3.3**	Certificate of Amendment to the Articles of Incorporation of the Company dated May 1, 2014.

3.4* *	Bylaws of the Company.

10.1**	Membership Interest Purchase Agreement between Mark Wehberg and Tan Tran dated January 22, 2014.

10.2**	Contribution Agreement between the Company and Tan Tran dated April 3, 2014.

10.3**	Note Agreement between the Company and Chopp, Inc. dated July 17, 2018.

10.4**	Note Cancellation Agreement between the Company and Chopp. Inc. dated June 27, 2019.

10.5**	Definitive Agreement between the Company, eLoan Joint Stock Company, eLoan Qualified Shareholders, eLoan Holdings Vietnam Joint Stock Company and Directus Holdings, Inc. dated July 10, 2018.

10.6**	Investment Agreement (short form) between the Company, eLoan Joint Stock Company and the eLoan Qualified Shareholders dated January 26, 2018.

10.7**	Loan Agreement between the Company and Fvndit, Inc. dated August 9, 2019.

10.8**	Form of VoiceStep Business Communications Service Agreement.

21.1**	List of subsidiaries of the Company

______________

** previously filed

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

VEMANTI GROUP, INC.

Date: August 23, 2021	By:	/s/ Tan Tran
	Name:	Tan Tran
	Title:	President, Chief Executive Officer and Chief Financial Officer (Principal Executive Officer, Principal Financial and Accounting Officer)

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